Exhibit 4.1

SIX FLAGS ENTERTAINMENT CORPORATION

and each of the Guarantors PARTY HERETO

7.250% SENIOR NOTES DUE 2031

INDENTURE

Dated as of May 3, 2023

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

Trustee

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ii

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE dated as of May 3, 2023 among Six Flags Entertainment Corporation, a Delaware corporation, the Guarantors (as defined) and U.S. Bank Trust Company, National Association, as trustee.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 7.250% Senior Notes due 2031 (the “Notes”):

Article 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01            Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person, Indebtedness, Disqualified Stock or Preferred Equity Interests of any other Person existing at the time such other Person merges or amalgamates with or into or becomes a Subsidiary of such specified Person or is a Subsidiary of such other Person at the time of such merger, amalgamation or acquisition, or Indebtedness incurred by such Person in connection with the acquisition of assets.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged or amalgamated with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Company or any Restricted Subsidiary to any Person other than to the Company or any Restricted Subsidiary including by means of a merger, amalgamation or consolidation or through the issuance or sale of Equity Interests of Restricted Subsidiaries (other than Preferred Equity Interests of Restricted Subsidiaries issued in compliance with Section 4.09 hereof and other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or third parties to the extent required by applicable law) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Company or any of its Restricted Subsidiaries (other than sales or other transfers or assets in the ordinary course of business or consistent with past practice). For purposes of this definition, the term “Asset Sale” shall not include:

(1)            transfers of cash and Cash Equivalents;

(2)            transfers of assets of the Company (including Equity Interests) that are governed by, and made in accordance with, Section 5.01(a) hereof or a transaction that constitutes a Change of Control;

(3)            Permitted Investments (including any disposition in exchange for the receipt of a Permitted Investment) and Restricted Payments (or disposition that would constitute a Restricted Payment but for the exclusions from the definition thereof) permitted under Section 4.07 hereof;

(4)            the creation of or realization on any Lien not prohibited under this Indenture;

(5)            transfers of damaged, uneconomic, worn-out, obsolete or surplus property, equipment or other assets or property, equipment or other assets that, in the Company’s reasonable judgment, are no longer economically practical or commercially desirable to maintain or used or useful in the business of the Company or its Restricted Subsidiaries, whether now or hereafter owned or leased or acquired in connection with an acquisition or used or useful in the conduct of the business of the Company and the Restricted Subsidiaries;

(6)            sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, or the lapse or abandonment thereof, and licenses, leases or subleases of other assets, of the Company or any Restricted Subsidiary to the extent not materially interfering with the business of the Company and the Restricted Subsidiaries;

(7)            any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or series of related transactions does not exceed $20.0 million;

(8)            any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(9)            the sale, transfer or other disposition of Hedging Obligations or Foreign Currency Obligations incurred in accordance with this Indenture;

(10)          sales of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien or foreclosure, condemnation or any similar action with respect to any property or other assets;

(11)          the sale of any property built or acquired by the Company or a Restricted Subsidiary after the date of this Indenture in a sale-leaseback transaction;

(12)          (i) any loss or destruction of or damage to any property or asset or receipt of insurance proceeds in connection therewith or (ii) any institution of a proceeding for, or actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset or settlement in lieu of the foregoing;

(13)          dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements or the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or Notes receivable arising in the ordinary course of business or consistent with past practice, or the conversion or exchange of accounts receivable for Notes receivable;

(14)          any surrender or waiver of contract rights or the settlement, release, recovery on, surrender or waiver of contract, tort, litigation or other claims of any kind;

(15)          any issuance of Capital Stock of the Company;

(16)          the transfer of Equity Interests in any Restricted Subsidiary pursuant to the Partnership Parks Agreements;

(17)          Permitted Asset Swaps;

(18)          any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Company or any Restricted Subsidiary after the date of this Indenture; and

(19)          any disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

“Beneficial Share Assignment Agreement” means the Beneficial Share Assignment Agreement, dated as of April 1, 1998, by and between TW-SPV Co., GP Holdings, Inc. and the Company (as successor to Premier Parks Inc.), as the same may be modified or amended at any time from time to time, provided such modification or amendment does not adversely affect the interests of the Holders in any material respect.

“Board of Directors” means:

(1)            with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof;

(2)            with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)            with respect to any other Person, the board or committee of such Person serving a similar function.

Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty; provided that all obligations of any Person that are or would be characterized as an operating lease under GAAP prior to the adoption of ASU No 2016-02 “Leases (Topic 842)” shall continue to be accounted for as an operating lease for purposes of this Indenture regardless of any change in GAAP following the date hereof that would otherwise require such obligation to be recharacterized as a Capital Lease Obligation.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means:

(1)            United States dollars, Canadian dollars, British pounds, Euros or any national currency of any member state of the European Union or any other foreign currency held by the Company and the Restricted Subsidiaries in the ordinary course of business;

(2)            Government Securities having maturities of not more than two years from the date of acquisition;

(3)            certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $500.0 million in the case of United States banks and $100.0 million in the case of non-United States banks;

(4)            repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above or any affiliate thereof;

(5)            commercial paper issued by any issuer bearing at least an “A1” rating for any short-term rating provided by S&P or “P1” by Moody’s and maturing within two years of the date of acquisition;

(6)            marketable short-term money market and similar securities having a rating of at least “P- 2” or “A-2” from either S&P or Moody’s, respectively and in each case with maturities of not more than two years from the date of creation or acquisition;

(7)            readily marketable direct obligations issued by any state of the United States of America, any province of Canada, the United Kingdom, any member of the European Union or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of not more than two years from the date of creation or acquisition;

(8)            readily marketable direct obligations issued by any foreign government or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest ratings categories obtainable by S&P or Moody’s with maturities of not more than two years from the date of acquisition;

(9)            Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the three highest ratings categories by S&P or Moody’s;

(10)          Indebtedness or Preferred Equity Interests issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of two years or less from the date of acquisition;

(11)          Investment Grade Securities;

(12)          Investments in investment funds investing 90% of their assets in securities of the types described in clauses (2) through (11) above; and

(13)          In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States, Cash Equivalents shall also include substantially similar Investments to those set forth in clauses (1) through (12) above denominated in foreign currencies, provided that references to the United States (or any agency or instrumentality thereof) shall be deemed to mean foreign countries having a sovereign rating of “A” or better from either S&P or Moody’s.

With respect to clauses (3), (5), (6), (7), (8), (9), (10) and (13), if at the time neither S&P nor Moody’s is issuing comparable ratings regarding the instruments described in such clauses, then a comparable rating of another nationally recognized statistical rating organization selected by the Company in good faith shall be permitted.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury, depository, credit or debit card, purchasing card, stored value card, electronic fund transfer services and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services or other cash management arrangements in the ordinary course of business or consistent with past practice.

“Change of Control” means the consummation of one or more related transactions resulting in the occurrence of one or more of the following events:

(1)            the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any Person, other than the Company or any of the Restricted Subsidiaries (including any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)            the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)            the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “Person” (as defined above)) becomes the beneficial owner (as defined in Rules 13d-3 (without giving effect to the proviso in clause (1)(i) thereof) and 13d-5 under the Exchange Act as in effect on the date of this Indenture), directly or indirectly, of more than 50% of the Voting Stock of the Company measured by voting power rather than number of shares.

For purposes of this definition, (i) any direct or indirect holding company of the Company shall not itself be considered a “Person” or “group” for purposes of clause (1) above; provided that no “Person” or “group” (within the meaning of Rule 13d-5 under the Exchange Act, as in effect on the date hereof, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) beneficially owns, directly or indirectly, more than a majority of the total voting power of the voting stock of such holding company, and (ii) a “Person” shall not be deemed to beneficially own voting stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting, support, option or similar agreement related thereto) until the consummation of the acquisition of the voting stock in connection with the transactions contemplated by such agreement.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” means Six Flags Entertainment Corporation, and any and all successors thereto.

“Collateral” means all of the assets and property of the Company or any Guarantor, whether real personal or mixed, securing or purported to secure any obligations under the Secured Notes.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of the Person for the period plus:

(1)            provision for taxes based on income, profits, revenue or capital, of the Person and its Restricted Subsidiaries for the period, including, without limitation, federal, state, provincial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, to the extent that the provision for taxes was included in computing the Consolidated Net Income; plus

(2)            Consolidated Interest Expense of the Person and its Restricted Subsidiaries for the period, to the extent that the expense was deducted in computing such Consolidated Net Income; plus

(3)            depreciation, amortization (including any depreciation or amortization arising out of purchases by the Company or any Restricted Subsidiary of Equity Interests in the partners of the Co-Venture Partnerships and amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding such a non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Person and its Restricted Subsidiaries for the period to the extent that the depreciation, amortization and other non-cash expenses were deducted in computing the Consolidated Net Income; plus

(4)            non-cash items increasing the Consolidated Net Income for the period, in each case, on a consolidated basis and determined in accordance with GAAP (other than accrual of income in the ordinary course of business in respect of a future cash payment).

“Consolidated Interest Expense” means, with respect to any specified Person for any period, the sum, without duplication of:

(1)            the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including amortization of original issue discount, non-cash interest payments and the interest component of Capital Lease Obligations, on a consolidated basis determined in accordance with GAAP, net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates or interest income, and excluding amortization or write-off of deferred financing fees and expensing of any other financing fees, and the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of outstanding Indebtedness; plus

(2)            the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)            any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)            all cash dividends paid on any series of Preferred Equity Interest of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, and without reduction for any dividends on Preferred Equity Interests; provided, however, that:

(1)            any after-tax effect of income (loss) that is extraordinary, non-recurring or unusual or other similar expenses recorded in “Other expense (income), net” (without regard to any limitations of Item 10(e) of Regulation S-K), in each case, shall be excluded;

(2)            the Net Income of any Person that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person;

(3)            the cumulative effect of a change in accounting principles will be excluded;

(4)            any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments or unrealized gains and losses from Hedging Obligations will be excluded;

(5)            any net after-tax gains or losses attributable to asset sales other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded;

(6)            non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs shall be excluded;

(7)            the effect of any non-cash items resulting from any write-down, write-off or impairment of assets (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded;

(8)            any increase in amortization or depreciation attributable to the write up of assets associated with the application of purchase accounting in relation to any consummated acquisition (including the impact on net income (loss) arising from earn outs and contingent consideration adjustments), net of taxes, or on account of the application of fresh start accounting, will be excluded;

(9)            solely for purposes of Section 4.07 hereof, the Net Income of any Subsidiary of such Person that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the Credit Agreement, the Notes, this Indenture, the Existing Notes, the indentures governing the Existing Notes or agreements governing Indebtedness incurred by the Partnership Parks Entities providing for working capital borrowings and (c) restrictions specified in Section 4.08(b)(18)); provided that the Consolidated Net Income of such Person will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) by any such Subsidiary to such Person in respect of such period, to the extent not already included therein;

(10)          the Net Income of any Person that is not a Subsidiary of the Company or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of any dividends or distributions paid in cash to the referent person, in the case of a gain, or to the extent of any contributions or other payments by the referent person, in the case of a loss;

(11)          any net after-tax income or loss from disposed, abandoned, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, closed or discontinued operations shall be excluded; and

(12)          the amount of any restructuring costs and the net effect of reorganization items, in each case, to the extent reflected in such Person’s financial statements shall be excluded.

“Consolidated Secured Indebtedness Leverage Ratio” means, as of any date of determination, the ratio of (1) the Total Secured Debt as of such date of determination to (2) Consolidated Cash Flow of the Company for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to Consolidated Cash Flow as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Total Indebtedness to Consolidated Cash Flow Ratio.

“Consolidated Total Assets” shall mean, as of any date of determination for any specified Person, the total assets of such Person and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of such Person immediately preceding such date of determination.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Co-Venture Partnerships” means (a) Six Flags Over Georgia II, L.P., a Delaware limited partnership, and (b) Texas Flags, Ltd., a Texas limited partnership.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the second amended and restated credit agreement dated as of April 17, 2019, among the Company, Six Flags Operations Inc., Six Flags Theme Parks Inc., as borrower, the several banks and other financial institutions or entities from time to time parties thereto as lenders and Wells Fargo Bank, National Association, as administrative agent, an issuing lender and swing line lender, and the other parties thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents) as such agreement or facility may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, Refinancing or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Credit Facilities” means one or more credit agreements or debt facilities to which the Company and/ or one or more of its Restricted Subsidiaries are party from time to time (including without limitation the Credit Agreement), in each case with banks, investment banks, insurance companies, mutual funds or other lenders or institutional investors providing for revolving credit loans, term loans, notes or other debt securities, bankers acceptances, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as such agreements or facilities may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, Refinancing or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate executed by the chief financial officer of the Company, less the amount of cash or cash equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the purchase of the Notes as required under Section 3.09 or Section 4.14 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary and any Canadian Subsidiary that is not a “controlled foreign corporation” (within the meaning of the Internal Revenue Code of 1986, as amended) or a Subsidiary of such a “controlled foreign corporation.”

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $100.0 million or its equivalent in foreign currency, whose debt is rated by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment or rollover therein is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale of Equity Interests or other securities by the Company consummated after the date of this Indenture (other than those issued to the Company or any of its Subsidiaries), the proceeds of which are contributed to the equity of the Company or any of its Restricted Subsidiaries.

“Euro” means the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means any Indebtedness (other than Indebtedness under the Credit Agreement, the Notes and the Guarantees) of the Company and its Subsidiaries in existence on the date of this Indenture after giving effect to the issuance of the Notes.

“Existing Notes” means the Company’s 4.875% senior notes due 2024, 5.500% senior notes due 2027 and the Secured Notes.

“Fair Market Value” means the value (which, for the avoidance of doubt, will take into account any liabilities associated with related assets) that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or compulsion of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“Fitch” means Fitch Ratings, Inc. and its subsidiaries, or any successor to the rating agency business thereof.

“Foreign Currency Obligations” means, with respect to any Person, the obligations of such Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Foreign Subsidiary” means (i) any Subsidiary that is not incorporated, formed or organized under the laws of the United States of America, any state thereof or the District of Columbia and (ii) any Subsidiary of a Subsidiary described in the foregoing clause (i).

“GAAP” means generally accepted accounting principles in the United States which are in effect on the date of this Indenture, except with respect to any reports or financial information required to be delivered pursuant to Section 4.03 hereof which shall be prepared in accordance with GAAP as in effect on the date thereof, except as provided below. At any time after adoption of IFRS by the Company for its financial statements and reports for all financial reporting purposes, the Company may elect to apply IFRS for all purposes of this Indenture, in lieu of United States GAAP, and, upon any such election, references herein to GAAP shall be construed to mean IFRS as in effect from time to time; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS and (3) from and after any such election, all ratios, computations and other determinations (A) based on GAAP contained in this Indenture shall be computed in conformity with IFRS and (B) in this Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any election to the Trustee and the Holders of Notes with 15 days of such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed or insured by, (i) the United States or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United States is pledged, (ii) Canada or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of Canada is pledged, (iii) the United Kingdom or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United Kingdom is pledged or (iv) European Union or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the European Union is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of the Notes.

“Guarantor” means each Restricted Subsidiary that guarantees the Notes on the date of this Indenture and each other Restricted Subsidiary that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture; for the avoidance of doubt, initially only Restricted Subsidiaries that as of the date of this Indenture guarantee indebtedness under the Credit Agreement and the borrower under the Credit Agreement will guarantee the Notes.

“Hedging Obligations” means, with respect to any specified Person, (i) the obligations of such Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such Person against fluctuations in interest rates and (ii) any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.

“Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Registrar.

“Indebtedness” means, with respect to any specified Person on any date of determination (without duplication):

(1)            the principal of indebtedness of such Person for borrowed money;

(2)            the principal of obligations of such Person evidenced by bonds, Notes, debentures or similar instruments;

(3)            all reimbursement obligations of such Person in respect of letters of credit, in respect of bankers’ acceptances or other similar instruments, but excluding, in any case, any undrawn letters of credit or other instruments or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following payment on the letter of credit;

(4)            the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of any property (except trade payables or similar obligation to a trade creditor), which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto (including pursuant to capital leases); or

(5)            to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations or Foreign Currency Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement);

if and to the extent any of the foregoing (other than Hedging Obligations or Foreign Currency Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of the principal component of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of the principal component of items that would be included within this definition to the extent guaranteed by such Person and subject to clause (a) of the third paragraph under Section 4.09.

The term “Indebtedness” will not include:

(a)            any obligations of the Company or any Restricted Subsidiary under the Partnership Parks Agreements;

(b)            any indebtedness of the Co-Venture Partnerships (or the general partners thereof), except to the extent guaranteed by the Company or any Restricted Subsidiary (other than the general partners);

(c)            any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under GAAP as in effect prior to the adoption of ASU No 2016-02 “Leases (Topic 842),” any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the date of this Indenture or in the ordinary course of business or consistent with past practice;

(d)            contingent obligations incurred in the ordinary course of business or consistent with past practice, other than guarantees or other assumptions of Indebtedness;

(e)            Cash Management Services;

(f)            in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(g)            any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes; or

(h)            Equity Interests (other than Disqualified Stock).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, investment banking or appraisal firm of national standing which, in the judgment of the Board of Directors of the Company, is independent and otherwise qualified to perform the task for which it is to be engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $800.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Wells Fargo Securities, LLC, BofA Securities, Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, PNC Capital Markets LLC, Barclays Capital Inc., Citizens Capital Markets, Inc. and HSBC Securities (USA) Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investment Grade” designates a rating of BBB- or higher by S&P, Baa3 or higher by Moody’s or BBB- or higher by Fitch or the equivalent of such ratings by S&P, Moody’s or Fitch. In the event that the Company shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

“Investment Grade Securities” means:

(1)            securities issued or directly and fully guaranteed or insured by the United States or Canadian government, the United Kingdom or a member of the European Union or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(2)            securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act;

(3)            investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold amounts of cash and Cash Equivalents pending investment and/or distribution; and

(4)            corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any specified Person, all direct and indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees and other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding accounts receivable, deposits and prepaid expenses in the ordinary course of business or consistent with past practice, endorsements for collection or deposits arising in the ordinary course of business or consistent with past practice, guarantees and intercompany notes permitted by Section 4.09 hereof and advances or extensions of credit (including commission, travel and similar advances) to customers, suppliers, directors, officers and employees made in the ordinary course of business or consistent with past practice). For purposes of Section 4.07 hereof, the sale of Equity Interests of a Person that is a Restricted Subsidiary (other than pursuant to the terms of the Partnership Parks Agreements) following which such Person ceases to be a Subsidiary shall be deemed to be an Investment by the Company in an amount equal to the Fair Market Value of the Equity Interests of such Person held by the Company and its Restricted Subsidiaries immediately following such sale. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(f) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means any acquisition or other Investment, including by means of a merger, amalgamation or consolidation or other transaction, by the Company or one or more of the Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing; provided that for purposes of determining compliance with Section 4.07, the Consolidated Net Income (and any other financial defined term derived therefrom) shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Transaction unless and until the closing of such Limited Condition shall have actually occurred.

“Make Whole Amount” means, with respect to any Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at May 15, 2026 plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) to May 15, 2026 (other than interest accrued but unpaid to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of the Notes to be redeemed.

“Management Advances” means loans or advances made to, or guarantees with respect to loans or advances made to, directors, officers, employees or consultants of the Company or any Restricted Subsidiary:

(1)            (a) in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business or consistent with past practice or (b) for purposes of funding any such person’s purchase of Equity Interests (or similar obligations) of the Company or its Subsidiaries with (in the case of this sub-clause (b)) the approval of the Board of Directors;

(2)            in respect of moving related expenses incurred in connection with any closing or consolidation of any facility or office; or

(3)            not exceeding $5.0 million in the aggregate outstanding at any time.

“Marketable Securities” means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

“Moody’s” means Moody’s Investor Services, Inc. and its subsidiaries, or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or accretion of any preferred stock. For purposes of the calculation of the Net Income of the Company, net income shall refer to the net income attributable to Six Flags Entertainment Corporation.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation or brokerage expenses incurred as a result thereof, taxes paid or payable as a result thereof (estimated reasonably and in good faith by the Company and after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale, any payment in order to obtain a necessary consent to such transaction or required by applicable law, rule or regulation, any reserve for adjustment in respect of the sale price of such asset or assets and any reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by the Company or any of its Subsidiaries after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters, or against any indemnification obligations associated with such Asset Sale. Net Proceeds shall exclude any noncash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Restricted Subsidiary to cash.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum relating to the offering of the Initial Notes dated April 26, 2023.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Executive Vice President, Senior Vice President or Vice-President of such Person or any equivalent.

“Officer’s Certificate” means a certificate signed on behalf of the Company by one of the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Partnership Parks Agreements” means: (a) the Overall Agreement, dated as of February 15, 1997, among Six Flags Fund, Ltd. (L.P.), Salkin Family Trust, SFG, Inc., SFG-I, LLC, SFG-II, LLC, Six Flags Over Georgia, Ltd., SFOG II, Inc., SFOG II Employee, Inc., SFOG Acquisition A, Inc., SFOG Acquisition B, L.L.C., Six Flags Over Georgia, Inc., Six Flags Services of Georgia, Inc., the Company and Six Flags Theme Parks, Inc. and the Related Agreements (as defined therein), (b) the Overall Agreement dated as of November 24, 1997 among Six Flags Over Texas Fund, Ltd., Flags’ Directors, L.L.C., FD-II, L.L.C., Texas Flags, Ltd., SFOT Employee, Inc., SFOT Acquisition I, Inc., SFOT Acquisition II, Inc., Six Flags Over Texas, Inc., the Company and Six Flags Theme Parks, Inc., as amended by the Agreement dated as of December 6, 1999 between and among the foregoing parties and Six Flags Fund II, Ltd., and the Related Agreements (as defined therein), and (c) the Subordinated Indemnity Agreement, and each related agreement entered into in connection therewith (including, without limitation, the Beneficial Share Assignment Agreement, the Subordinated Indemnity Escrow Agreement, and the Acquisition Company Liquidity Agreement dated as of December 8, 2006 by and among Six Flags Operations Inc., the Company, Six Flags Theme Parks, Inc., GP Holdings, Inc., SFOG II, Inc., SFT Holdings, Inc., Time Warner Inc., TW-SPV Co., Warner Bros. Entertainment Inc. (as successor to Time Warner Entertainment Company, L.P.), the Acquisition Parties, SFOG Acquisition A Holdings, Inc., SFOG Acquisition B Holdings, Inc., SFOT Acquisition I Holdings, Inc. and SFOT Acquisition II Holdings, Inc.), in each case, as the same may be modified or amended at any time from time to time, provided such modification or amendment does not adversely affect the interests of the Holders in any material respect.

“Partnership Parks Entities” means, collectively, (i) Six Flags Over Georgia II, L.P., a Delaware limited partnership, Six Flags Over Georgia, Inc., a Delaware corporation, Texas Flags, Ltd., a Texas limited partnership, GP Holdings Inc., a Delaware corporation, SFOT Acquisition I Holdings, Inc., a Delaware corporation, SFOT Acquisition II Holdings, Inc., a Delaware corporation, SFOT Acquisition I, Inc., a Delaware corporation, and SFOT Acquisition II, Inc., a Delaware corporation, SFOG Acquisition A Holdings, Inc., a Delaware corporation, SFOG Acquisition B Holdings, Inc., a Delaware corporation, SFOG Acquisition A, Inc., a Delaware corporation, SFOG Acquisition B, L.L.C., a Delaware limited liability company, (ii) each of their respective Subsidiaries and (iii) any other Person in which the Company owns any Capital Stock, directly or indirectly, formed with one of its purposes being to hold Capital Stock in the entities described in clauses (i) or (ii) above, directly or indirectly.

“Permitted Asset Swap” means any trade or exchange of property or assets by the Company or any of its Restricted Subsidiaries for any other properties or assets that will be used in a Permitted Business; provided that (i) the aggregate Fair Market Value of the property or assets (including cash and Cash Equivalents) received by the Company or such Restricted Subsidiary is at least equal to the aggregate Fair Market Value of the property or assets disposed of by the Company or such Restricted Subsidiary in such trade or exchange, (ii) the aggregate amount of cash transferred or received by the Company or such Restricted Subsidiary in any such trade or exchange shall not exceed 25% of the total consideration for such trade or exchange and (iii) any cash received in such transaction shall be deemed proceeds of an Asset Sale, subject to the other limitations of this definition.

“Permitted Business” means the businesses of the Company and its Restricted Subsidiaries conducted (or proposed to be conducted) on the date of this Indenture and any business reasonably related, ancillary or complimentary thereto and any reasonable extension or evolution of any of the foregoing.

“Permitted Investments” means:

(1)            Investments in the Company or in a Restricted Subsidiary (including the Equity Interests of a Restricted Subsidiary);

(2)            Investments in cash, Cash Equivalents and Marketable Securities;

(3)            any guarantee of obligations of the Company or a Restricted Subsidiary permitted by Section 4.09 hereof;

(4)            Investments by the Company or any Restricted Subsidiary in a Person if, as a result of such Investment: (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(5)            any Investments (i) acquired in exchange for any other Investment or accounts receivable (including obligations of trade creditors or customers that were incurred in the ordinary course of business) held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (ii) acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or (iii) received in compromise or resolution of litigation, arbitration or other disputes;

(6)            (i) any Investment existing on the date of this Indenture and (ii) any Investment (other than any Investment required by the Partnership Parks Agreements, which Investment, for the avoidance of doubt, is permitted under clause (10) of Section 4.07(b)) consisting of an extension, modification, renewal, replacement, refunding or refinancing of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the date of this Indenture or as otherwise permitted under this Indenture;

(7)            Investments in any Person, including earnouts, to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or for an asset disposition that does not constitute an Asset Sale;

(8)            loans or advances or other similar transactions with customers, distributors, clients, developers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business, regardless of frequency;

(9)            other Investments in an amount not to exceed the greater of (i) $110.0 million and (ii) 4.0% of the Company’s Consolidated Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at any one time outstanding for all Investments made after the date of this Indenture; provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)          any Investment solely in exchange for, or made with the proceeds of, the issuance of Qualified Capital Stock;

(11)          any Investment in connection with Hedging Obligations and Foreign Currency Obligations;

(12)          any Investment acquired after the date of this Indenture as a result of the acquisition by the Company or any of its Restricted Subsidiaries of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by this Indenture after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation;

(13)          any Investment consisting of workers’ compensation, performance and other similar deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business;

(14)          guaranties made in the ordinary course of business of obligations owed to landlords, suppliers, customers, and licensees of the Company or any of its Restricted Subsidiaries;

(15)          loans and advances to, or guarantees provided for benefit of, officers, directors and employees for business-related travel expenses, entertainment, moving and relocation expenses and other similar expenses, in each case incurred in the ordinary course of business;

(16)          any Investment consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(17)          any Investment consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or leases, in each case, in the ordinary course of business;

(18)          [Reserved];

(19)          any Investment in any of Six Flags Over Texas Fund, Ltd., Six Flags Fund, Ltd., Six Flags Fund II, Ltd. or Six Flags Over Georgia, LLC for the purpose of making, and which Investment is used to make, directly or indirectly, an Investment by such Person in a Restricted Subsidiary;

(20)          repurchases of the Notes and the Existing Notes;

(21)          Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition;

(22)          Investments by the Company and its Restricted Subsidiaries consisting of deposits, prepayment and other credits to suppliers or lessors in the ordinary course of business;

(23)          Investments in deposit accounts or securities accounts opened in the ordinary course of business;

(24)          any purchase of Capital Stock of Flags Beverages, Inc. pursuant to which such entity does not become a Restricted Subsidiary and which, together with all such other purchases under this clause (24) does not exceed $15.0 million in the aggregate;

(25)          Management Advances;

(26)          pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or consistent with past practice or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.12; and

(27)          any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of the covenant described under Section 4.11 (except those described in Sections 4.11(b)(4), (b)(6), (b)(9) and (b)(10)).

“Permitted Liens” means:

(1)            Liens securing the Notes and Liens securing any Guarantee;

(2)            Liens securing (i) Indebtedness under any Credit Facility (and related Hedging Obligations and cash management obligations to the extent such Liens arise under the definitive documentation governing such Indebtedness and the incurrence of such obligations is not otherwise prohibited by this Indenture) permitted by Section 4.09(b)(2) and (ii) other Indebtedness permitted under Section 4.09; provided that in the case of any such Indebtedness described in this subclause (ii), such Indebtedness, when aggregated with the amount of indebtedness of the Company and the Guarantors which is secured by a Lien, does not cause the Consolidated Secured Indebtedness Leverage Ratio of the Company to exceed 3.75 to 1.0 as of the last day of the most recent quarter for which internal financial statements are available on the date such Indebtedness is incurred; provided, further, that at the option of the Company, Indebtedness under any revolving commitments shall be deemed to have been either the actual amount outstanding or the Elected Amount deemed outstanding pursuant to Section 4.09;

(3)            Liens securing (i) Hedging Obligations and Foreign Currency Obligations permitted to be incurred under Section 4.09 and (ii) cash management obligations not otherwise prohibited by this Indenture;

(4)            Liens securing (i) Purchase Money Indebtedness permitted under 4.09(b)(6); provided that such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than the assets so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto and (ii) Capital Lease Obligations permitted under 4.09(b)(6) hereof; provided that such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than the assets subject to the sale and leaseback transaction, products and proceeds thereof and insurance proceeds with respect thereto;

(5)            Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or amalgamated into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were not incurred in connection with, or in contemplation of, such merger, amalgamation or consolidation and do not apply to any assets other than the assets of the Person acquired in such merger, amalgamation or consolidation;

(6)            Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Liens were not incurred in connection with, or in contemplation of, such designation;

(7)            Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto;

(8)            Liens to secure the performance of statutory obligations, or letters of credit issued in the ordinary course of business, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, 30-day goods suppliers’, unpaid vendors’, repairer’s, storer’s, materialmen’s, construction contractors’ or other like Liens, in any case incurred in the ordinary course of business or consistent with past practice and with respect to amounts not yet delinquent for a period of more than 60 days or that are bonded or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP is made therefor;

(9)            Liens existing on the date of this Indenture;

(10)          Liens for unpaid wages, vacation pay, pension plan contributions, unfunded pension liabilities, employee and non-resident withholding taxes, unremitted goods and services and provincial sales taxes, payroll, business, income and other taxes, assessments or governmental charges or claims that are not yet delinquent for a period of more than 60 days or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP is made therefor;

(11)          Liens securing Indebtedness permitted under Sections 4.09(b)(10) and (11); provided that with respect to Section 4.09(b)(10) such Liens shall not extend to assets other than the assets that secure such Indebtedness being Refinanced;

(12)          Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Company or any Restricted Subsidiary in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or insurance or self-insurance arrangements or to secure the performance of tenders, statutory obligations, bids, leases, or to secure utilities, licenses, public obligations, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(13)          easements (including reciprocal easement agreements), rights-of-way, ground leases, covenants, licenses, survey exceptions, sewers, electric lines, telegraph and telephone lines and other similar purposes, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

(14)          licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

(15)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements that constitute Cash Equivalents;

(16)          normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(17)          Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(18)          Liens not provided for in clauses (1) through (17) above or clauses (19) through (39) below so long as the Notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided that to the extent that such Lien secured Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to and be later in priority than the Notes on the same basis;

(19)          Liens securing Indebtedness of any Foreign Subsidiary incurred in accordance with Section 4.09(b)(14) hereof;

(20)          Liens (i) on assets or property of the Company or any Restricted Subsidiary securing Indebtedness or other obligations of the Company or such Restricted Subsidiary owing to the Company or another Restricted Subsidiary, (ii) in favor of the Company or any Restricted Subsidiary or (iii) on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(21)          Liens securing reimbursement obligations with respect to commercial letters of credit which solely encumber goods and/or documents of title and other property relating to such letters of credit and products and proceeds thereof;

(22)          extensions, renewals or refundings of any Liens referred to in clauses (5), (7) or (9) above; provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced;

(23)          other Liens securing indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $110.0 million or (ii) 4.0% of the Company’s Consolidated Total Assets;

(24)          Liens incurred to secure any treasury management arrangement;

(25)          Liens on Equity Interests or other securities or assets of Unrestricted Subsidiaries;

(26)          Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as (a) any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated, (b) the period within which such proceedings may be initiated has not expired or (c) no more than 60 days have passed after (i) such judgment, decree, order or award has become final or (ii) such period within which such proceedings may be initiated has expired;

(27)          Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(28)          any interest or title of a lessor under any Capital Lease Obligation or operating lease;

(29)          any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(30)          Liens arising out of the transactions contemplated by the Partnership Parks Agreements;

(31)         (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(32)          Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(33)          Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(34)          any security granted over the marketable securities portfolio described in clause (16) of the definition of Cash Equivalents in connection with the disposal thereof to a third party;

(35)          Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(36)          Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Indenture;

(37)          Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(38)          Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under this Indenture; and

(39)          Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under Section 4.10 in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this covenant and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Preferred Equity Interest” in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and expenses and related adjustments that:

(1)            were directly attributable to an acquisition, merger, amalgamation, consolidation, disposition or operational change that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the date of determination and calculated by the Company in good faith (as certified by a responsible financial or accounting officer of the Company in an Officer’s Certificate),

(2)            were actually implemented by the business that was the subject of any such acquisition, merger, amalgamation, consolidation, disposition or operational change or by any related business of the Company or any Restricted Subsidiary with which such business is proposed to be or is being or has been integrated within 24 months after the date of the acquisition, merger, amalgamation, consolidation, disposition or operational change and prior to the date of determination that are supportable and quantifiable by the underlying accounting records of any such business, or

(3)            relate to the business that is the subject of any such acquisition, merger, consolidation or disposition or any related business of the Company or any Restricted Subsidiary with which such business is proposed to be or is being or has been integrated and that are probable in the reasonable judgment of the Company based upon specifically identifiable actions to be taken within 24 months of the date of the acquisition, merger, amalgamation, consolidation or disposition, in each case regardless of whether such reductions and related adjustments could then be reflected in pro forma financial statements in accordance with Regulation S-X under the Securities Act or any other regulation or policy related thereto, as if all such reductions and related adjustments had been effected as of the beginning of such period.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) incurred (within 365 days of such purchase) to finance or refinance the purchase (including in the case of Capital Lease obligations the lease), construction, installation or improvement of any assets used or useful in a Permitted Business (whether through the direct purchase of assets or through the purchase of Capital Stock of any Person owning such assets); provided that the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets and costs incurred in such construction, installation or improvement (it being understood that individual Purchase Money Indebtedness financings provided by any Person may be cross-collateralized to other Purchase Money Indebtedness financings provided by such Person or its Affiliates).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock of the Company that is not Disqualified Stock.

“Qualified Dividends” means (a) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of such Person, (b) dividends or distributions payable to the Company or any Restricted Subsidiary and (c) dividends or distributions by a Restricted Subsidiary other than a Wholly Owned Subsidiary made on or in respect of any class or series of its Capital Stock; provided that (i) the Company or a Restricted Subsidiary receives directly or indirectly at least its pro rata share of such dividend or distribution in accordance with its ownership of the Capital Stock of such series or class and (ii) with respect to any such dividend or distribution by either Co-Venture Partnership to the holders of its Capital Stock, the amount of such dividend or distribution, together with all such dividends and distributions made by the Co-Venture Partnerships after the date of this Indenture, does not exceed the aggregate cash flow generated by the Co-Venture Partnerships and available or previously distributed to the Company or any Restricted Subsidiary.

“Rating Agencies” means (a) S&P, (b) Moody’s, (c) Fitch or (d) if S&P, Moody’s or Fitch or any or all of them shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P, Moody’s or Fitch or any or all of them, as the case may be.

“Refinance” means, with respect to any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” or “Restricted Subsidiaries” means any Subsidiary of the Company other than Unrestricted Subsidiaries.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its subsidiaries, or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended.

“Secured Notes” means the 7.000% Senior Secured Notes due 2025 issued by Six Flags Theme Parks Inc.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.

“Subordinated Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Guarantees, as the case may be.

“Subordinated Indemnity Agreement” means the Subordinated Indemnity Agreement, dated as of April 1, 1998, among the Company, SFEC and its subsidiaries, Time Warner Inc., Time Warner Entertainment Company, L.P. and TW-SPV Co., as the same may be modified or amended from time to time after April 1, 1998, provided such modification or amendment does not adversely affect the interests of the Holders in any material fashion.

“Subordinated Indemnity Escrow Agreement” means the Subordinated Indemnity Escrow Agreement dated as of September 28, 2006, by and among the Company, Warner Bros. Entertainment Inc. (as successor to Time Warner Entertainment Company, L.P.), Historic TW Inc. (formerly known as Time Warner Inc.) and The Bank of New York Mellon, as the same may be modified or amended at any time from time to time, provided such modification or amendment does not adversely affect the interests of the Holders in any material fashion.

“Subsidiary” or “Subsidiaries” means, (1) with respect to any Person, any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; provided that, notwithstanding the foregoing, each of the Partnership Parks Entities will be deemed to be a Subsidiary of the Company for all purposes under this Indenture, provided further, that none of Six Flags Over Texas Fund, Ltd. or Six Flags Fund, Ltd. will be deemed to be a Subsidiary of the Company for any purpose under this Indenture, provided further, however, that if the Company gains control of any of Six Flags Over Texas Fund, Ltd., Six Flags Fund, Ltd., Six Flags II, Ltd. or Six Flags Over Georgia, LLC, then such entities shall be deemed to be a “Subsidiary” for all purposes under this Indenture from the time the Company gains such control, and (2) any partnership or limited liability company (a) the sole general partner or the managing general partner (or equivalent) of which is the Person or a Subsidiary of the Person or (b) the only general partners of which are the Person or one or more Subsidiaries of the Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Indebtedness to Consolidated Cash Flow Ratio” means, with respect to any Person for any period, the ratio of:

(1)            the sum, without duplication, of (x) all Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis (but, in the case of revolving credit loans, calculated using (a) for the purposes of determining the Total Indebtedness to Consolidated Cash Flow Ratio pursuant to subclause (B) of Section 4.07(a) hereof and the Consolidated Secured Indebtedness Leverage Ratio pursuant to clause (2) of the definition of Permitted Liens, the average principal amount of the revolving credit loans under all Credit Facilities of such Person and its Restricted Subsidiaries outstanding on the last day of each of the four immediately preceding fiscal quarters during the immediately preceding 12 calendar month period and (b) for all other purposes under this Indenture, the lowest outstanding principal amount of revolving credit loans under all Credit Facilities of such Person and its Restricted Subsidiaries during the immediately preceding 12 calendar month period) and (y) the liquidation preference of all Disqualified Stock of such Person and its Restricted Subsidiaries and all Preferred Equity Interests of Restricted Subsidiaries of such Person, in each case, at the time of determination (the “Calculation Date”) on a consolidated basis, minus (z) the aggregate amount of Unrestricted Cash and unrestricted Cash Equivalents of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements are available up to a maximum amount equal to the amount of revolving credit loans included in the calculation pursuant to the parenthetical above, to

(2)            the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to the date for which internal financial statements are available.

For purposes of this definition, “Consolidated Cash Flow” shall be calculated after giving effect on a pro forma basis for the period of such calculation to (x) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated Cash Flow attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the most recent period of four fiscal quarters ending prior to the Calculation Date (the “Measurement Period”) or discontinued operations) and (y) operational changes that the Company or any of its Restricted Subsidiaries have both determined to make and have made, in each case occurring during the Measurement Period or at any time subsequent to the last day of the Measurement Period and on or prior to the Calculation Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Debt) or discontinued operations or operational change occurred on the first day of the Measurement Period, in each case giving effect to any Pro Forma Cost Savings.

“Total Secured Debt” means, as of any date of determination, (a) the aggregate principal amount of Secured Indebtedness of the Company and the Guarantors (other than Hedging Obligations, Foreign Currency Obligations and cash management obligations to the extent permitted by this Indenture) outstanding on such date (or deemed outstanding pursuant to clause (2) of the definition of “Permitted Liens”), determined on a consolidated basis (with the amount of revolving credit loans being calculated as set forth in the definition of “Total Indebtedness to Consolidated Cash Flow”), minus (b) the aggregate amount of Unrestricted Cash and unrestricted Cash Equivalents of the Company and its Restricted Subsidiaries on such date in an aggregate amount not to exceed $50.0 million, in each case, as of the end of the most recent fiscal period for which internal financial statements are available.

“Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to May 15, 2026; provided, however, that if the period from the redemption date to May 15, 2026 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to May 15, 2026 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Trustee” means U.S. Bank Trust Company, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Cash” means all cash that is not restricted cash, as determined in accordance with GAAP.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means (a) any Subsidiary designated as an Unrestricted Subsidiary in a resolution of the Company’s Board of Directors in accordance with the instructions set forth below and (b) any Subsidiary of an Unrestricted Subsidiary.

The Company’s Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

(1)            no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary, immediately after such designation: (i) is guaranteed by the Company or any of its Restricted Subsidiaries; (ii) is recourse to the Company or any of its Restricted Subsidiaries; or (iii) subjects any property or asset of the Company or any of its Restricted Subsidiaries to satisfaction thereof;

(2)            except as otherwise permitted by this Indenture (including by Section 4.11 hereof) none of the Company or any other Subsidiary (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement or understanding with such Subsidiary, written or oral, other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not the Company’s Affiliates; and

(3)            none of the Company or any other Subsidiary (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock of such Subsidiary or other equity interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results.

If at any time after the date of this Indenture the Company designates an additional Subsidiary as an Unrestricted Subsidiary, the Company will be deemed to have made a Restricted Investment in an amount equal to the Fair Market Value (as determined in good faith by the Company’s Board of Directors evidenced by a resolution of the Company’s Board of Directors and set forth in an Officer’s Certificate delivered to the Trustee no later than ten business days following a request from the Trustee) of such Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Authentication Order”	2.02
“Basket Period”	4.07
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Offer”	3.09
“Foreign Disposition”	4.10
"Increased Amount”	4.12
“incur”	4.09
“Initial Default”	6.01
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Payment Default”	6.01
“Paying Agent”	2.03
“Permitted Parties”	4.03
“Purchase Date”	3.09
“Registrar”	2.03
“Refinancing Indebtedness”	4.09
“Restricted Payments”	4.07
“Reversion Date”	4.16
“Suspended Covenants”	4.16
“Suspension Period”	4.16

Section 1.03           Incorporation by Reference of Trust Indenture Act.

If this Indenture is Qualified under the TIA, whenever this Indenture refers to a provision of the TIA as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture (to the extent applicable).

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

Section 1.04           Rules of Construction.

Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            “including” is not limiting;

(e)            words in the singular include the plural, and in the plural include the singular;

(f)            “will” shall be interpreted to express a command;

(g)            provisions apply to successive events and transactions; and

(h)            references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Article 2
THE NOTES

Section 2.01           Form and Dating.

(a)            General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)            Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02           Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03           Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04           Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05           Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06           Transfer and Exchange.

(a)            Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)            the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2)            the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)            there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)            Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)            All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)            both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)            instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)            both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)            instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)            Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)            if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)            if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)            if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)            Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)             if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to paragraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to Section 2.06(b)(4) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)            Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)            if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)            if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)            if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)            if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)            if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)            Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)            Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)            Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)            if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)            if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)            if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)            if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)            if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)            Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)            if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)            if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of either of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)            Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)            Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)            Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)            if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)            if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)            if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)            Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)            if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)            if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)            Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)            Private Placement Legend.

(A)            Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITY EVIDENCED HEREBY (OR ANY INTEREST OR PARTICIPATION THEREIN) MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

BY ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, EACH PURCHASER AND SUBSEQUENT TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986 (“CODE”) OR ANY OTHER ACCOUNT OR ARRANGEMENT SUBJECT TO NON-U.S., STATE, LOCAL OR OTHER FEDERAL LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE BY SUCH PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF NON-U.S., STATE, LOCAL OR FEDERAL LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE.”

(B)            Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)            Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)            Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)            General Provisions Relating to Transfers and Exchanges.

(1)            To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)            No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

(3)            The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)            All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)            Neither the Registrar nor the Company will be required:

(A)            to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)            to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)            to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)            The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)            All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic image scan.

Section 2.07           Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08           Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, by 10:00 a.m. Eastern time on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09           Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10           Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11           Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Article 3
REDEMPTION AND PREPAYMENT

Section 3.01           Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(a)            the clause of this Indenture pursuant to which the redemption shall occur;

(b)            the redemption date;

(c)            the principal amount of Notes to be redeemed; and

(d)            the redemption price (if then determined and otherwise the method of determination).

Section 3.02           Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase pursuant to Article 3 or Section 4.14 hereof at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. In the case of a global note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03           Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 10 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by electronic submission (for Notes held in book-entry form) or by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(a)            the redemption date;

(b)            the redemption price (if then determined and otherwise the method of determination);

(c)            if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a portion of the original Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note;

(d)            the name and address of the Paying Agent;

(e)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            Notes called for redemption become due on the date fixed for redemption (except as set forth in Section 3.04 hereof);

(g)            that, unless the Company defaults in making such redemption payment, interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date;

(h)            the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i)             that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Officer’s Certificate delivered to the Trustee pursuant to Section 3.01 hereof requests that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04           Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable (subject to the next succeeding sentence) on the redemption date at the redemption price. Notice of any redemption of the Notes may, at the Company’s discretion, be given prior to the completion of a corporate transaction (including an Equity Offering, an incurrence of Indebtedness, an acquisition or financing transaction or a Change of Control) and any such redemption or redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction (including an Equity Offering, an incurrence of Indebtedness, an acquisition or financing transaction or a Change of Control). If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Section 3.05           Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. Eastern Time, on any redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent an amount of money, in immediately available funds, sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid.

Section 3.06           Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07           Optional Redemption.

(a)            At any time and from time to time prior to May 15, 2026, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the Notes outstanding (which includes Additional Notes, if any) at a redemption price equal to 107.250% of the principal amount thereof on the redemption date, together with accrued and unpaid interest to, but not including, such redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive payments of interest on the related interest payment date), with an amount of cash equal to the net cash proceeds of an Equity Offering of the Company; provided that:

(1)            at least 50% in aggregate principal amount of the Notes originally issued (calculated after giving effect to any issuance of any Additional Notes but excluding any Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)            such redemption occurs no later than the 180th day following such Equity Offering.

(b)            At any time and from time to time prior to May 15, 2026, the Company may, at its option, redeem all or any portion of the Notes outstanding (which includes Additional Notes, if any) at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to, but not including, such redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive payments of interest on the related interest payment date), plus the Make Whole Amount.

(c)            Except pursuant to Section 3.07(a) or (b) hereof, the Notes will not be redeemable at the Company’s option prior to May 15, 2026.

(d)            On or after May 15, 2026, the Notes will be subject to redemption at the Company’s option, in whole or in part, upon not less than 10 days nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to, but not including, the applicable redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on May 15 of the years indicated below:

Year	Percentage
2026	103.625%
2027	101.813%
2028 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(e)            Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(f)            At any time, in connection with any tender offer for the Notes, including pursuant to the provisions of Section 3.09 or Section 4.14 hereof, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 15 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption.

Section 3.08           Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09           Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Excess Proceeds Offer”), it will follow the procedures specified below.

The Excess Proceeds Offer shall be made to all Holders of the Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Excess Proceeds Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been surrendered, all Notes and other Indebtedness surrendered in response to the Excess Proceeds Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

Upon the commencement of an Excess Proceeds Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The notice, which will govern the terms of the Excess Proceeds Offer, will state:

(a)            that the Excess Proceeds Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Excess Proceeds Offer will remain open;

(b)            the Offer Amount, the purchase price and the Purchase Date;

(c)            that any Note not tendered or accepted for payment will continue to accrue interest;

(d)            that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer will cease to accrue interest after the Purchase Date;

(e)            that Holders electing to have a Note purchased pursuant to an Excess Proceeds Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(f)             that Holders electing to have Notes purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)            that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h)            that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(i)             that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Article 4
COVENANTS

Section 4.01           Payment of Notes.

The Company will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

Section 4.02           Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03           Reports.

(a)            Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes all quarterly and annual financial information within 15 days after the times specified for the filing of the information, documents and reports for non-accelerated filers, that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company was required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the independent registered public accounting firm of the Company, provided, however, that to the extent such reports are filed with the SEC and publicly available, no additional copies need be provided to Holders of the Notes.

(b)            The Company will file such information with the SEC to the extent that the Company is subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act. In the event the Company is no longer required to file reports with the SEC, the Company will make available such information and such reports by confidentially posting such information on any password-protected online data system, and will make such information readily available on any password-protected online data system to any beneficial owner of Notes, bona fide prospective investor, any securities analyst (to the extent providing analysis of investment in the Notes) or any bona fide market maker in the Notes (“Permitted Parties”) upon certification to the Company as provided in the next succeeding paragraph. Any such password-protected online data system may, at the Company’s option, require a confidentiality acknowledgement in order to access the information and reports contained thereon. The Trustee shall have no responsibility or obligation whatsoever to determine if such posting has occurred or for the content of such reports.

Any person who requests or accesses such financial information or seeks to participate in any conference calls required by this covenant will be required to certify to the Company (to the Company’s reasonable satisfaction) that:

(1)            it is a Permitted Party;

(2)            it will not use the information in violation of applicable securities laws or regulations;

(3)            it will keep such reports and provided information confidential and will not communicate the reports or information to any Person;

(4)            it will not use such reports and the information contained therein for any purpose other than their investment or potential investment in the Notes; and

(5)            it will not use the information to compete with the Company or any of its Subsidiaries and it is not a Person (which includes such Person’s Affiliates) that is principally engaged in a competitive business or that derives a significant portion of its revenues from the operation of a competitive business.

The Company agrees that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, it shall furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act

(c)            Following the first full fiscal quarter after the date of this Indenture, so long as any Notes are outstanding the Company will use commercially reasonable efforts to (A) within 15 business days after furnishing the reports required by paragraph (a) of this Section 4.03, hold a conference call to discuss such reports, and (B) issue a press release prior to the date of such conference call, announcing the time and date and either including information necessary to access the call or directing Holders of the Notes, prospective investors, broker-dealers and securities analysts to contact the appropriate Person at the Company to obtain such information; provided that the Company may satisfy the requirements of this paragraph by issuing its regular quarterly earnings release and conducting its regular investor conference calls.

(d)            To the extent not otherwise required by the rules and regulations of the SEC, none of the reports referenced in paragraph (a) of this Section 4.03 will be required to (1) comply with Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Items 301, 302, 402, 405, 406 or 407 of Regulation S-K or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) or Item 601 of Regulation S-K (with respect to exhibits), in each case, as in effect on the date of this Indenture, (2) contain the separate financial information for Guarantors or Subsidiaries contemplated by Rule 3-09, Rule 3-10, Rule 3-16, 13-01 or 13-02 of Regulation S-X promulgated by the SEC (or any similar successor provision) or (3) to comply with any requirements of Regulation S-K or Regulation S-X promulgated by the SEC to the extent such requirements were not complied with in the Offering Memorandum or to otherwise provide any disclosure with respect to the results of operations or any other financial or statistical disclosure not of a type included in the Offering Memorandum or (4) to provide financial statements in interactive data format using the eXtensible Business Reporting Language.

Section 4.04           Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Company he or she would normally have knowledge of any Default or Event of Default, a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and whether or not the signer knows of any Default or Event or Default that occurred during the previous fiscal year. If so, the certificate shall describe the Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto.

Section 4.05           Taxes.

The Company will pay or discharge or cause to be paid or discharged, prior to delinquency, all material taxes, assessments, and governmental charges levied upon the Company or any Subsidiary, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06           Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07           Limitation on Restricted Payments.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)            declare or pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary but, for the avoidance of doubt, excluding any payment made in connection with any judicial claim or settlement) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than Qualified Dividends or dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis);

(2)            purchase, repurchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company held by Persons other than the Company or a Restricted Subsidiary (other than a payment made solely in Qualified Capital Stock in the Company);

(3)            make any principal payment on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Company or any Guarantor (excluding any intercompany Indebtedness between or among the Company and any Restricted Subsidiary), other than the purchase, repurchase, redemption defeasance or other acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase redemption, defeasance or other acquisition or retirement; or

(4)            make any Restricted Investment

(all such prohibited payments and other actions set forth in clauses 4.07(a)(1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A)            no Default or Event of Default shall have occurred and be continuing or would result immediately thereafter therefrom;

(B)            the Total Indebtedness to Consolidated Cash Flow Ratio of the Company at the time of such Restricted Payment is less than or equal to 5.5 to 1.0 determined on a pro forma basis; and

(C)            such Restricted Payment, together with the aggregate amount of all other Restricted Payments made after the date of this Indenture (subject to Section 4.07(c)), is less than the sum, without duplication, of:

(i)            an amount equal to the Company’s Consolidated Cash Flow for the period (treated as one accounting period) from April 1, 2016 to the end of the Company’s most recently ended fiscal quarter for which internal consolidated financial statements are available at the time of such Restricted Payment (the “Basket Period”) less the product of 1.4 times the Company’s Consolidated Interest Expense for the Basket Period; plus

(ii)           an amount equal to the sum of (x) 100% of the aggregate net cash proceeds and the Fair Market Value (as determined in good faith by the Company) of any property or assets or marketable securities received by the Company as a contribution to its common equity capital or from the issue or sale of Qualified Capital Stock of the Company of any direct or indirect parent entity of the Company (other than Qualified Capital Stock sold to any of its Subsidiaries), following June 16, 2016, (y) the aggregate amount by which Indebtedness (other than any Indebtedness owed to any of its Subsidiaries) incurred by the Company or any Restricted Subsidiary subsequent to June 16, 2016 is reduced on the Company’s balance sheet upon the conversion or exchange into Qualified Capital Stock of the Company of any direct or indirect parent entity of the Company (less the amount of any cash, or the Fair Market Value (as determined in good faith by the Company) of assets distributed by the Company or any Restricted Subsidiary upon such conversion or exchange) , and (z) 100% of the aggregate net cash proceeds and the Fair Market Value (as determined in good faith by the Company) of any property or assets or marketable securities received by the Company from the sale (other than to a Subsidiary of the Company) of the Equity Interests of an Unrestricted Subsidiary; plus

(iii)          if any Unrestricted Subsidiary is redesignated by the Company as a Restricted Subsidiary or if any Unrestricted Subsidiary is merged or consolidated into the Company or a Restricted Subsidiary or if any Unrestricted Subsidiary transfers all or substantially all of its assets to the Company or a Restricted Subsidiary, an amount equal to the Fair Market Value (as determined in good faith by the Company) of the Investment by the Company or a Restricted Subsidiary in such Subsidiary (or the assets transferred) at the time of such redesignation or at the time of such merger or consolidation or transfer of assets; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by the Company or any Restricted Subsidiary in any such Unrestricted Subsidiary following June 16, 2016 which reduced the amount available for Restricted Payments pursuant to this clause (C) less amounts received by the Company or any Restricted Subsidiary from such Unrestricted Subsidiary that increased the amount available for Restricted Payments pursuant to clause (iv) below; plus

(iv)         100% of any cash dividends and other cash distributions and the Fair Market Value (as determined in good faith by the Company) of property or assets other than cash received by the Company and its Restricted Subsidiaries from an Unrestricted Subsidiary since June 16, 2016 to the extent not included in Consolidated Cash Flow and 100% of the net proceeds received by the Company or any of its Restricted Subsidiaries from the sale of any Unrestricted Subsidiary; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by the Company or any Restricted Subsidiary in any such Unrestricted Subsidiary following June 16, 2016 which reduced the amount available for Restricted Payments pursuant to this clause (C); plus

(v)           to the extent not included in clauses (i) through (iv) above, an amount equal to the net reduction in Restricted Investments of the Company and its Restricted Subsidiaries following June 16, 2016 resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances or other return, or other transfers of property, in each case, to the Company or to a Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, liquidation or other disposition of any such Restricted Investment.

(b)           The provisions of Section 4.07(a) hereof will not prohibit the following:

(1)            the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)            the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net proceeds of the issue or sale within 60 days of, Qualified Capital Stock (other than Qualified Capital Stock issued or sold to any of its Subsidiaries);

(3)            the redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness of the Company or any Restricted Subsidiary (i) in exchange for, or out of the proceeds of the issuance and sale within 60 days of, Qualified Capital Stock, (ii) in exchange for, or out of the proceeds of the incurrence within 60 days of, Refinancing Indebtedness permitted to be incurred under Section 4.09(b)(10) or other Indebtedness permitted to be incurred under Section 4.09 or (iii) with the Net Proceeds from an Asset Sale or upon a Change of Control, in each case, to the extent required by the agreement governing such Subordinated Indebtedness but only if the Company shall have previously applied such Net Proceeds to make an Excess Proceeds Offer or made a Change of Control Offer, as the case may be, in accordance with Section 4.10 or Section 4.14 hereof, as the case may be, and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming or repurchasing such Subordinated Indebtedness;

(4)            any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be incurred pursuant to Section 4.09 hereof and constitutes Refinancing Indebtedness;

(5)            the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or shares of Preferred Equity Interests of any Restricted Subsidiary issued in accordance with Section 4.09 hereof;

(6)            repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or upon the vesting of restricted stock units if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting;

(7)            the repurchase, retirement or other acquisition for value of Equity Interests of the Company or any Restricted Subsidiary of the Company held by any future, present or former employee, director or consultant of the Company or any Subsidiary of the Company (or any such Person’s permitted transferees, assigns, estates, trusts or heirs) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or upon termination of such employee, director or consultant's employment or directorship; provided that the aggregate amounts paid under this clause (7) do not exceed $5.0 million in any calendar year; provided further that (i) the Company may carry forward and make in a subsequent calendar year the amount of such purchases, redemptions or other acquisitions permitted to have been made but not made in any preceding calendar year up to a maximum of $5.0 million in any calendar year pursuant to this clause (7) and (ii) such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary after June 16, 2016;

(8)            payments or distributions by the Company or any of its Restricted Subsidiaries to dissenting stockholders pursuant to applicable law in connection with any merger, amalgamation or acquisition consummated on or after June 16, 2016 and not prohibited by this Indenture;

(9)            purchases, redemptions or acquisitions of fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations;

(10)            the purchase, redemption, retirement or other acquisition by the Company or any Restricted Subsidiary of partnership interests held by the partners in the limited partners of the Co-Venture Partnerships, the co-general partner of the Co-Venture Partnerships or, in each case, their successors, in accordance with and in the manner required or permitted by the terms of the Partnership Parks Agreements;

(11)            Restricted Payments in an aggregate amount not to exceed $50.0 million in any quarterly period ending on the last day of each of the Company’s fiscal quarters of each year beginning in the quarterly period commencing on July 2, 2023;

(12)            any Restricted Payments, so long as, immediately after giving pro forma effect to the payment of any such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to fund such Restricted Payment, the Total Indebtedness to Consolidated Cash Flow Ratio of the Company shall be no greater than 4.25 to 1.0, provided that no Default or Event of Default shall have occurred and be continuing or would result immediately thereafter therefrom; and

(13)            dividends and distributions (other than any Qualified Dividends) made by any Restricted Subsidiary on or with respect to such Person’s Capital Stock required under the Partnership Parks Agreements.

(c)            Restricted Payments made pursuant to Section 4.07(a) and pursuant to clause (1) (to the extent that Section 4.07(a) was relied upon at the time of declaration or notice) shall be included as Restricted Payments in any computation made pursuant to clause (C) of Section 4.07(a) and all other payments permitted under Section 4.07(b) shall be excluded from any such computation.

(d)            If the Company or any Restricted Subsidiary makes a Restricted Investment and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction in the amounts calculated under clause (C) of Section 4.07(a) or under any other provision of this Section 4.07 (which was not subsequently reversed), then such amount shall be increased by the amount of such reduction.

(e)            For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in Section 4.07(b)(1) through (13), or is permitted pursuant to Section 4.07(a) or as a Permitted Investment, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.

(f)            The amount of all Restricted Payments and Permitted Investments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the Subsidiary, as the case may be, pursuant to the Restricted Payment or Permitted Investment, which value will be determined by the Board of Directors of the Company.

Section 4.08           Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)            pay dividends or make any other distribution to the Company or any Restricted Subsidiary on its Capital Stock (it being understood that the priority of any Preferred Equity Interests in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Capital Stock) or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(2)            make loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)            sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary.

(b)            The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)            Existing Indebtedness and existing agreements as in effect on the date of this Indenture (including (i) without limitation, any Credit Facilities and (ii) any agreements governing Indebtedness incurred by the Partnership Parks Entities pursuant to clause (24) of Section 4.09(b));

(2)            applicable law, rule, regulation or order;

(3)            any instrument governing Acquired Debt and any other agreement or instrument of an acquired Person or any of its Subsidiaries as in effect at the time of acquisition (except to the extent such Indebtedness or other agreement or instrument was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or any of its Subsidiaries;

(4)            Refinancing Indebtedness (as defined under Section 4.09 hereof); provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being Refinanced;

(5)            agreements governing Indebtedness of the Company ranking pari passu with the Notes; provided that except as set forth in clause (18) below such restrictions are no more restrictive taken as a whole than those imposed by this Indenture and the Notes;

(6)            agreements governing other Indebtedness permitted to be incurred under the provisions of Section 4.09 hereof; provided that the restrictions therein will not materially adversely impact the Company’s ability to make required principal or interest payments on the Notes (as determined by the Company in good faith);

(7)            customary non-assignment provisions in contracts, leases, sub-leases and licenses entered into in the ordinary course of business;

(8)            any agreement for the sale or other disposition of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(9)            provisions limiting the disposition or distribution of assets or property (including cash) in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), and customary provisions in joint venture agreements and other similar agreements applicable to the Equity Interests or Indebtedness of such joint venture, which limitation is applicable only to the assets that are the subject of such agreements;

(10)          Permitted Liens or any Liens otherwise permitted under Section 4.12;

(11)          Secured Indebtedness otherwise permitted to be incurred by this Indenture that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(12)          Purchase Money Indebtedness or Capital Lease Obligations that imposes restrictions of the type described in clause (3) of Section 4.08(a) on the property so acquired;

(13)          provisions in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(14)          restrictions in Investments in Persons that are Restricted Subsidiaries;

(15)          any encumbrance or restriction pursuant to Hedging Obligations;

(16)          Indebtedness or other agreements including, without limitation, agreements described in clause (9) above, of any Restricted Subsidiary that is not a Guarantor that impose restrictions solely on such Restricted Subsidiary and its Subsidiaries;

(17)          any restriction on cash or other deposits or net worth imposed by customers, licensors or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business;

(18)          restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any Restricted Subsidiary is a party entered into in the ordinary course of business or consistent with industry practice; provided that such agreement prohibits the encumbrance or restriction of solely the property or assets of the Company or such Restricted Subsidiary that are subject to such agreement; or

(19)          any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (18) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the Company’s good faith judgment, not materially more restrictive as a whole with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09           Limitation on Incurrence of Indebtedness.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Equity Interests; provided, however, that, notwithstanding the foregoing, the Company and the Guarantors may incur Indebtedness (including Acquired Debt) and any Guarantor may issue Preferred Equity Interests, in each case, if the Total Indebtedness to Consolidated Cash Flow Ratio of the Company at the time of such incurrence or issuance, as the case may be, would have been less than or equal to 5.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Equity Interests had been issued, as the case may be, at the beginning of such four-quarter period.

(b)            The provisions of Section 4.09(a) hereof will not prohibit any of the following:

(1)            Indebtedness represented by the Notes and the Guarantees issued on the date of this Indenture;

(2)            the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (2) (with letters of credit being deemed to have a principal amount equal to the face amount thereof) not to exceed the greater of:

(A)            $1.435 billion; and

(B)            if such Indebtedness is secured by Liens on Collateral, the Consolidated Secured Indebtedness Leverage Ratio (determined at the time of such incurrence or issuance on a pro forma basis and assuming any revolving facility established in connection therewith is fully drawn and without netting the cash proceeds of such Indebtedness) is either not greater than 3.75 to 1.00 or not greater than such Consolidated Secured Indebtedness Leverage Ratio immediately prior to incurrence;

plus in the case of any Refinancing of any Indebtedness permitted under this clause (2)(A) above or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) incurred in connection with such Refinancing;

(3)            the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and the issuance of Preferred Equity Interests of a Restricted Subsidiary; provided, however, that:

(A)            if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Company, or the Guarantee, in the case of a Guarantor;

(B)            if such Preferred Equity Interests are issued by the Company or a Guarantor, such Preferred Equity Interests are held by the Company or a Guarantor; and

(C)            (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Preferred Equity Interests being held by a Person other than the Company or a Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness or Preferred Equity Interests to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness or the issuance of Preferred Equity Interests, as applicable, by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (3);

(4)            Indebtedness, Disqualified Stock or Preferred Equity Interests of (x) the Company or any Restricted Subsidiary incurred or issued to finance the acquisition of, or Investment (to the extent otherwise permitted by this Indenture) in, any Person, property or assets or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into, amalgamated into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of this Indenture (including Acquired Debt); provided that after giving effect to the incurrence of such Indebtedness on a pro forma basis (including a pro forma application of the net proceeds therefrom), if more than $10.0 million of such Indebtedness, Disqualified Stock or Preferred Equity Interests is at any time outstanding under this clause (4), either the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) or the Total Indebtedness to Consolidated Cash Flow Ratio of the Company is less than or equal to the Total Indebtedness to Consolidated Cash Flow Ratio of the Company immediately prior to the consummation of such acquisition, merger, amalgamation, consolidation or Investment;

(5)            Existing Indebtedness (including the Existing Notes and any guarantees thereof);

(6)            Purchase Money Indebtedness or Capital Lease Obligations in an aggregate amount not to exceed at any time outstanding the greater of (i) $160.0 million and (ii) 6.0% of the Company’s Consolidated Total Assets (including any Refinancing thereof);

(7)            Hedging Obligations of the Company or any of its Restricted Subsidiaries; provided, however, that such Hedging Obligations are entered into for purposes of managing interest rate exposure or commodity pricing risk of the Company and its Restricted Subsidiaries and not for speculative purposes;

(8)            Foreign Currency Obligations of the Company or any of its Restricted Subsidiaries entered into to manage exposure of the Company and its Restricted Subsidiaries to fluctuations in currency values and not for speculative purposes;

(9)            the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit, bank guarantees, workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, guarantees, performance, surety, statutory, appeal, completion, export or import, indemnities, customs, revenue bonds or similar instruments in the ordinary course of business, including guarantees or obligations with respect thereto (in each case other than for an obligation for money borrowed);

(10)          the incurrence by the Company or any Restricted Subsidiary of Indebtedness or Disqualified Stock or Preferred Equity Interests of a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to Refinance in whole or in part, Indebtedness (other than intercompany Indebtedness) or Disqualified Stock or Preferred Equity Interests of a Restricted Subsidiary referred to in Section 4.09(a) or in clauses (1), (2)(b), (4) or (5) above or this clause (10) (“Refinancing Indebtedness”); provided, however, that:

(A)            the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so Refinanced and any fees, underwriting discounts, premiums (including, without limitation, tender premiums and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) in connection therewith;

(B)            the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the earlier of (i) 91 days after the final maturity date of the Notes and (ii) the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being Refinanced;

(C)            if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or the Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being Refinanced; and

(D)            if the Indebtedness to be Refinanced was the obligation of the Company or a Guarantor, such Indebtedness shall not be incurred by any Restricted Subsidiaries other than a Guarantor or any Restricted Subsidiary that was an obligor under the Indebtedness so Refinanced;

(11)          additional Indebtedness of the Company and any of its Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of (i) $110.0 million and (ii) 4.0% of the Company's Consolidated Total Assets at any one time outstanding (which may, but need not, be incurred under a Credit Facility), including any Refinancing thereof plus the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) incurred in connection with such Refinancing;

(12)          the guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09 and the guarantee by any Restricted Subsidiary that is not a Guarantor of any Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(13)          the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock;

(14)          Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed, any one time outstanding, the greater of (i) $80.0 million and (ii) 5.0% of the Company’s Consolidated Total Assets that are attributable to Restricted Subsidiaries that are Foreign Subsidiaries, including any Refinancing thereof plus the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) incurred in connection with such Refinancing;

(15)          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within 10 Business Days;

(16)          Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations (including such obligations existing on the date of this Indenture), in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary;

(17)          guarantees in respect of obligations to suppliers, advertisers, licensors, licensees, artists, franchisees or similar Persons (other than guarantees of Indebtedness) in the ordinary course of business;

(18)          Indebtedness arising in connection with endorsement of instruments for collection or deposit in the ordinary course of business;

(19)          Indebtedness consisting of obligations to pay insurance premiums in an amount not to exceed the annual premiums in respect of such insurance premiums at any one time outstanding;

(20)          Indebtedness, the proceeds of which are applied to defease or discharge the Notes pursuant to Article 8 or Article 11 hereof;

(21)          Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries;

(22)          Indebtedness (a) consisting of unsecured promissory notes issued by the Company or any Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company permitted under 4.07(b)(7) or (b) as permitted under clause (15) of the definition of “Permitted Investments”;

(23)          Indebtedness of the Company or any of its Restricted Subsidiaries consisting of a letter of credit issued as credit support for any other Indebtedness that is permitted pursuant to another clause of this Section 4.09(b); and

(24)          Indebtedness incurred by the Partnership Parks Entities for working capital purposes in an aggregate principal amount not to exceed $45.0 million at any time outstanding.

For purposes of determining compliance with this Section 4.09, (A) the outstanding principal amount of any item of Indebtedness shall be counted only once, and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness incurred in compliance with this Section 4.09 shall be disregarded, and (B) if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (24) of Section 4.09(b) or is permitted to be incurred pursuant to Section 4.09(a) and also meets the criteria of one or more of the categories described in clauses (1) through (24) of Section 4.09(b), the Company may, in its sole discretion, divide and classify such item of Indebtedness in any manner that complies with this Section 4.09 and may from time to time redivide and reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification; provided that Indebtedness outstanding under the Credit Agreement on the date of this Indenture (and any Indebtedness secured by a Lien that Refinances such Indebtedness) shall be deemed to be outstanding under clause (2) of Section 4.09(b).

Accrual of interest or dividends on Preferred Equity Interests, the accretion of original issue discount and the payment of interest or dividends on Preferred Equity Interests in the form of additional Indebtedness or Preferred Equity Interests of the same class will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09. Any increase in the amount of Indebtedness solely by reason of currency fluctuations will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09. A change in GAAP that results in an obligation existing at the time of such change, not previously classified as Indebtedness, becoming Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09.

(c)            In connection with the Company’s or a Restricted Subsidiary’s entry into an instrument containing a binding commitment in respect of any revolving Indebtedness, the Company may elect to treat all or any portion of such commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) or secured by a Lien, as the case may be, as being incurred as of such election date, and: (i) any subsequent incurrence of Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of any calculation under this Indenture, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time and (ii) the Company may revoke an election of an Elected Amount at any time and, thereafter, any future drawing on such revolving Indebtedness shall be deemed an incurrence of additional Indebtedness. The amount of Indebtedness outstanding as of any date shall be:

(1)            the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)            the principal amount thereof, in the case of any other Indebtedness;

(3)            in the case of the guarantee by the specified Person of any Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included; and

(4)            in the case of Indebtedness of others guaranteed by means of a Lien on any assets of the specified Person, the lesser of

(A)            the Fair Market Value of such asset on the date on which Indebtedness is required to be determined pursuant to this Indenture; and

(B)            the amount of the Indebtedness so secured.

Indebtedness shall be calculated without giving effect to the effects of Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company and/or the Restricted Subsidiaries may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

Notwithstanding any other provision of this Indenture, (1) unsecured Indebtedness shall not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior Indebtedness shall not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral or because it is guaranteed by different obligors (or as a result of the control of remedies).

Section 4.10           Asset Sales.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)            The Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (determined as of the time of contractually agreeing to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of in such Asset Sale (such Fair Market Value to be determined by an executive officer of the Company or such Subsidiary); and

(2)            At least 75% of the total consideration from such Asset Sale, together with all other Asset Sales since the date of this Indenture (on a cumulative basis) received by the Company or such Restricted Subsidiary, as the case may be consists of cash or Cash Equivalents or Marketable Securities. For purposes of this provision, each of the following shall be deemed to be cash:

(A)            the amount of any Indebtedness or other liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the related Guarantees) that are assumed or discharged (including by a reduction in purchase price) by the transferee or purchaser of any such assets and from which the Company or such Restricted Subsidiary, as the case may be, is validly released by all creditors against further liability;

(B)            the amount of any securities, Notes or other obligations received from such transferee that are within 180 days following the closing of such Asset Sale, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash actually so received);

(C)            the Fair Market Value of any assets (other than securities) received by the Company or any Restricted Subsidiary to be used by the Company or any Restricted Subsidiary in a Permitted Business;

(D)            any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in an Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of (i) 2.0% of the Company’s Consolidated Total Assets and (ii) $55.0 million at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(E)            Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with such Asset Sale; and

(F)            consideration consisting of long-term Indebtedness of the Company (other than Subordinated Indebtedness) received after the date of this Indenture from Persons who are not the Company or any Restricted Subsidiary which is promptly terminated or cancelled by the Company.

(b)            If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary shall apply an amount equal to all or any of the Net Proceeds therefrom to:

(1)            repay, redeem, prepay, repurchase or otherwise extinguish Indebtedness under any Credit Facility, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, or repay Indebtedness (other than Disqualified Stock) of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Company);

(2)            (A) invest all or any part of the Net Proceeds thereof in capital expenditures or the purchase of assets to be used by the Company or any Restricted Subsidiary in a Permitted Business, (B) acquire all or substantially all of the assets of a Permitted Business or Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged primarily in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B);

(3)            to fund obligations of the Company or any Restricted Subsidiary under the Partnership Parks Agreements; or

(4)            any combination of the foregoing.

Pending the final application of an amount equal to any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving indebtedness under a Credit Facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from any Asset Sale that is not applied or invested (or committed pursuant to a written agreement to be applied) as provided in the preceding paragraph within 365 days after the receipt thereof and, in the case of any amount committed to a reinvestment, which are not actually so applied within 180 days following such 365-day period shall constitute “Excess Proceeds.” When the cumulative amount of Excess Proceeds exceeds $50.0 million aggregate amount in any fiscal year, within 30 days thereof, the Company will be obligated to make an Excess Proceeds Offer to all Holders of the Notes to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for the closing of such offer in accordance with the procedures set forth in this Indenture. To the extent the Company or a Restricted Subsidiary is required under the terms of Indebtedness of the Company or such Restricted Subsidiary (other than Subordinated Indebtedness), the Company shall also make a pro rata offer to the holders of such Indebtedness (including the Notes) with such Excess Proceeds. The Company will deliver notice of such Excess Proceeds Offer electronically or by first-class mail, with a copy to the Trustee and each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, describing the transaction or transactions that constitute the Asset Sale and offering to repurchase the Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Excess Proceeds Offer with respect to all Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to any unapplied Excess Proceeds.

To the extent that any portion of Net Proceeds payable in respect of the Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Company upon converting such portion into U.S. dollars. If the aggregate principal amount of Notes and other parity Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis (except that any Notes represented by a note in global form will be selected by such method as DTC may require), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). To the extent that the principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes in compliance with the provisions of this Indenture. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Company may, at its option, make an Excess Proceeds Offer using proceeds from any Asset Sale at any time after the consummation of such Asset Sale. Upon consummation or expiration of any Excess Proceeds Offer, any remaining Net Proceeds shall not be deemed Excess Proceeds and the Company may use such Net Proceeds for any purpose not prohibited by this Indenture.

Notwithstanding any other provisions of this Section 4.10, (i) to the extent that any of or all the Net Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied in compliance with this covenant so long, but only so long, as the applicable local law, documents or agreements or impediment will not permit repatriation to the United States (the Company hereby agreeing to use reasonable efforts (as determined in the Company’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, applicable organizational impediment or other impediment, such repatriated Net Proceeds will be promptly (and in any event not later than five (5) Business Days after such repatriation could be made) applied (net of additional taxes payable or reserved against as a result thereof) (whether or not repatriation actually occurs) in compliance with this covenant and (ii) to the extent that the Company has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition would have an adverse tax consequence (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so the Company, any Restricted Subsidiary or any of their respective Affiliates and/or equity owners would incur a tax liability, including a taxable dividend, deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Proceeds so affected will not be required to be applied in compliance with this covenant. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of the Notes required in the event of an Excess Proceeds Offer and will not be deemed to have breached its obligations under Section 3.09 hereof as a result thereof.

The provisions of this Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding Notes.

Section 4.11           Limitation on Transactions with Affiliates.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any payment to or sell, lease, transfer or otherwise dispose of any of the Company’s or their properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $15.0 million, unless:

(1)            such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Company or such Restricted Subsidiary than those that could have been obtained in a comparable transaction at the time by the Company or such Restricted Subsidiary with an unrelated Person, as determined in good faith by senior management of the Company; and

(2)            if such Affiliate Transaction involves aggregate payments in excess of $25.0 million, the terms of such transaction have been approved by a majority of the disinterested members of the Board of Directors of the Company.

(b)            The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)            the entry into employment agreements and the adoption of compensation or benefit plans for the benefit of, or payment of compensation to, directors, officers, consultants or employees of the Company and its Restricted Subsidiaries (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees) (including, without limitation, salaries, fees, bonuses, reimbursement of expenses, customary indemnities (including under customary insurance policies), equity and incentive arrangements and payments and employee benefit and pension expenses);

(2)            the payment of reasonable fees or expenses and the provision of indemnification or similar arrangements for current or former officers, directors, employees, agents or consultants (and in each case, their immediate family members) of the Company or any of its Restricted Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions;

(3)            transactions between or among the Company and/or any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction) or between or among Restricted Subsidiaries;

(4)            Restricted Payments not prohibited by Section 4.07 hereof and Permitted Investments (other than pursuant to clauses (3), (4), (10), (12) and (19) of the definition thereof);

(5)            any transactions between or among the Company or any Restricted Subsidiary and any Affiliate of the Company, the Equity Interests of which Affiliate are owned solely by the Company or one of the Restricted Subsidiaries, on the one hand, and by Persons who are not Affiliates of the Company or the Restricted Subsidiaries, on the other hand;

(6)            payments made or performance under any agreements or arrangements in effect on the date of this Indenture or described or incorporated by reference in the Offering Memorandum and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Restricted Subsidiary in any material respect than such agreement as in effect on the date of this Indenture;

(7)            so long as they comply with Section 4.11(a)(1), transactions with customers, clients, lessors, landlords, suppliers, contractors, or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture;

(8)            issuances or sales of Equity Interests to Affiliates of the Company or its Restricted Subsidiaries not otherwise prohibited by this Indenture and the granting of registration and other customary rights in connection therewith;

(9)            any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company to any director, officer, employee or consultant of the Company or its Restricted Subsidiaries or any other Affiliates of the Company;

(10)          transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, deliver to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of this Section 4.11;

(11)          transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(12)          loans or advances to employees or consultants in the ordinary course of business of the Company or any Restricted Subsidiary, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

(13)          transactions between or among the Company or any Restricted Subsidiary and any Person which is an Affiliate solely because a director of such Person is also a director of the Company; provided, however, that such director abstains from voting as a director on any matter involving such other Person;

(14)          transactions pursuant to or contemplated by and payments in connection with, and, in each case, in accordance with, the terms of the Partnership Parks Agreements;

(15)          [Reserved];

(16)          any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of the Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates;

(17)          (i) investments by Affiliates in securities of the Company or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Company or such Restricted Subsidiary generally to other non-affiliated third party investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities of the Company or any of the Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Company and the Restricted Subsidiaries, in each case, in accordance with the terms of such securities;

(18)          the formation and maintenance of any consolidated group or subgroup for tax, accounting, cash pooling or management or other similar or related purposes in the ordinary course of business; and

(19)          intercompany transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Company in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture.

Section 4.12           Limitation on Liens.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien that secures obligations under any Indebtedness for money borrowed or any related guarantee, on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, without effectively providing that the Notes shall be secured equally or ratably with (or prior to in the case of Liens securing subordinated obligations) the obligations so secured for so long as the obligations are so secured.

(b)            Any Lien which is granted to secure the Notes or such Guarantee pursuant to this Section 4.12 shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee.

(c)            With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Section 4.13          Corporate Existence.

Subject to Article 4, Article 5, Section 10.04 and Section 10.05 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)            its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)            the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.14          Offer to Repurchase Upon Change of Control.

(a)            Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date) (in either case, the “Change of Control Payment”), except to the extent the Company has previously or concurrently elected to redeem the Notes as set forth in Section 3.07 hereof. Within 30 days following any Change of Control, unless the Company has previously or concurrently elected to redeem the Notes as set forth in Section 3.07 hereof, the Company will be required to deliver notice electronically or by first class mail a notice to each Holder and the Trustee at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC stating:

(1)            that the Change of Control Offer is being made pursuant to this Section 4.14;

(2)            the purchase price and the purchase date, which shall be no earlier than 30 days and not later than 60 days after the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice, except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below (the “Change of Control Payment Date”);

(3)            that any Notes not tendered will continue to accrue interest in accordance with the terms of this Indenture;

(4)            that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)            that Holders will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased;

(6)            that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof;

(7)            if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and describing each such condition, and, if applicable, stating that, in the Company’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or that such purchase may not occur and such notice may be rescinded in the event that the Company shall determine that the Change of Control will not occur by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(8)            any other information the Company determines is material to such Holder’s decision to tender Notes.

The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control and will not be deemed to have violated this Section 4.14 as a result of such compliance. The Company may rely on any no-action letters issued by the SEC indicating that the Staff of the SEC will not recommend enforcement actions in the event a tender offer satisfies certain conditions.

(b)            Notwithstanding anything to the contrary contained in this Indenture or in the Notes, the Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to Change of Control Offer made by the Company, (ii) a notice of redemption has been given pursuant to this Indenture as set forth in Section 3.07 hereof or (iii) the Company’s obligations under this Indenture are satisfied and discharged or defeased as set forth in Article 11 hereof on or promptly following the Change of Control. The Company’s obligations in respect of a Change of Control Offer (including the definition of Change of Control) can be waived or modified with the consent of Holders of a majority of the aggregate principal amount of Notes then outstanding at any time.

(c)            Notwithstanding anything to the contrary in this Section 4.14, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.

(d)            If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

Section 4.15           Additional Subsidiary Guarantees.

(a)            If any of the Company’s Domestic Subsidiaries that is not a Guarantor guarantees or becomes otherwise obligated under a Credit Facility incurred under Section 4.09(b)(2) hereof or Indebtedness for borrowed money incurred in reliance on Section 4.09(a) hereof, in each case in an aggregate principal amount in excess of $10.0 million, then in each case such Subsidiary shall execute and deliver to the Trustee within 60 days thereafter a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth herein. Thereafter, such Domestic Subsidiary shall be a Guarantor for all purposes of this Indenture. The form of such supplemental indenture is attached as Exhibit F hereto.

(b)            Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(c)            Each Guarantee shall be released in accordance with the provisions of this Indenture set forth in Article 10.

Section 4.16          Suspension of Covenants

(a)            Notwithstanding any provision of this Indenture or of the Notes to the contrary, during any period of time after the date of this Indenture that (a) the Notes are rated Investment Grade by two of the Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under this Indenture, Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.15 and 5.01(a)(4) of this Indenture will be suspended and no Default or Event of Default shall result from any failure to comply with any of the provisions of such Sections (the “Suspended Covenants”).

Additionally, at such time as the above referenced covenants are suspended (a “Suspension Period”), the Company will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

(b)            In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Notes cease to have Investment Grade Status, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events unless and until the Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain Investment Grade Status and no Default or Event of Default is in existence).

(c)            On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Equity Interests issued, during the Suspension Period prior to such Reversion Date will be deemed to be Existing Indebtedness. On each Reversion Date, all calculations made of the amount available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect prior to, but not during, any Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.07(a). In addition, during the Suspension Period, any future obligation to grant further Guarantees under Section 4.15 shall be released. All such further obligation to grant Guarantees shall be reinstated upon a Reversion Date. In addition, for purposes of Section 4.11, all Affiliate Transactions entered into by the Company or any of its Restricted Subsidiaries with an Affiliate of the Company during the applicable Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the date hereof, and for purposes of Section 4.08, all contracts entered into during the applicable Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated under Section 4.08 will be deemed to have been existing as of the date hereof. For purposes of Section 4.10, on the Reversion Date, the unutilized amount of Net Proceeds will be reset to zero. Notwithstanding the foregoing, (1) neither (a) the continued existence, after the Reversion Date, of facts and circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period nor (b) the performance, following the Reversion Date, of any such obligations, shall constitute a breach of any covenant set forth herein or cause a Default or Event of Default thereunder and none of the Company nor any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during any Suspension Period, in each case as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or, upon termination of the Suspension Period or after that time based solely on any action taken or event that occurred during the Suspension Period), and (2) following a Reversion Date, the Company and each Restricted Subsidiary will be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period and to consummate the transactions contemplated thereby.

Section 4.17          Measuring Compliance.

(a)            When calculating the availability under any basket or ratio under this Indenture, including, without limitation, Consolidated Secured Indebtedness Leverage Ratio or the Total Indebtedness to Consolidated Cash Flow Ratio, in each case in connection with a Limited Condition Transaction and any actions or transactions related thereto, the date of determination of such basket or ratio and of any default or event of default blocker shall, at the option of the Company, be the date the definitive agreements for such Limited Condition Transaction are entered into and such baskets or ratios shall be calculated on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four-quarter reference period, and, for the avoidance of doubt, (x) if any such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated Cash Flow of the Company or the target company) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions; provided further, that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, any such transaction shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of subsequently calculating any ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Transaction and to the extent baskets were utilized in satisfying any covenants, such baskets shall be deemed utilized, but any calculation of Consolidated Total Assets or Consolidated Net Income for purposes of other incurrences of Indebtedness or Liens or making of Restricted Payments (not related to such Limited Condition Transaction) shall not reflect such Limited Condition Transaction until it is closed.

(b)            Whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made in good faith by a responsible financial or accounting officer of the Company.

Article 5
SUCCESSORS

Section 5.01          Merger, Amalgamation, Consolidation or Sale of Assets.

(a)            The Company will not, directly or indirectly, consolidate, amalgamate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions to, another Person unless:

(1)            the Company is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided, however, that if the surviving Person is a limited liability company or limited partnership, there shall be a co-issuer of the Notes that is a corporation;

(2)            the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Company’s obligations pursuant to a supplemental indenture under the Notes and this Indenture;

(3)            immediately after such transaction, no Default or Event of Default exists;

(4)            the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made:

(A)            would have a Total Indebtedness to Consolidated Cash Flow Ratio immediately after the transaction equal to or less than the Company’s Total Indebtedness to Consolidated Cash Flow Ratio immediately preceding the transaction; or

(B)            would, at the time of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; and

(5)            the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, amalgamation, merger, sale, assignment, transfer or other disposition complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied; provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clauses (3) and (4) above.

(b)          Notwithstanding clauses (3), (4) and (5) (which do not apply to transactions referred to in this sentence) of Section 5.01(a) hereof,

(1)            the Company may consolidate or otherwise combine with or merge with a Restricted Subsidiary solely for the purpose of changing the legal domicile of the Company reincorporating the Company in a state of the United States or the District of Columbia, or changing the legal form of the Company and

(2)            any Restricted Subsidiary may consolidate, amalgamate or merge with or into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary.

Section 5.02          Successor Corporation Substituted.

Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or amalgamation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest on, the Notes in the case of a lease of all or substantially all of the Company’s assets.

Article 6
DEFAULTS AND REMEDIES

Section 6.01          Events of Default.

(a)            Each of the following constitutes an “Event of Default”:

(1)            default for 30 days in the payment when due of interest on the Notes;

(2)            default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

(3)            failure to comply for 30 days after notice with any obligations under the provisions of Sections 4.14 or 5.01 hereof;

(4)            default due to the failure by the Company or a Restricted Subsidiary under any other provision of this Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 30% of the aggregate principal amount then outstanding of the Notes;

(5)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) other than Indebtedness owed to the Company or any Restricted Subsidiary, which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $50.0 million or more;

(6)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any Restricted Subsidiary (or the payment of which is guaranteed by the Company and any Restricted Subsidiary) other than Indebtedness owed to the Company or any Restricted Subsidiary, which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains undischarged after such 30-day period, aggregates $50.0 million or more;

(7)            failure by the Company and any Significant Subsidiary to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $50.0 million or more (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not stayed, discharged or waived within 60 days after their entry;

(8)            the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)            commences a voluntary case,

(B)            consents to the entry of an order for relief against it in an involuntary case,

(C)            consents to the appointment of a custodian of it or for all or substantially all of its property, or

(D)            makes a general assignment for the benefit of its creditors;

(9)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

(B)            appoints a custodian for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or

(C)            orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(10)            except as permitted by this Indenture, the Guarantee of any Significant Subsidiary shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any Person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee in writing and such Default continues for 10 days.

(b)            (i) If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 hereof or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

(c)            Any failure to perform, or breach of, Section 4.03 hereof shall not be a Default or an Event of Default until the 121st day after the Company has received the notice referred to in clause (4) of Section 6.01(a) (at which point, unless cured or waived, such failure to perform or breach shall constitute an Event of Default).

Section 6.02          Acceleration.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% of the aggregate principal amount then outstanding of the Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to the Company described in clauses (8) and (9) of Section 6.01(a) above, all outstanding Notes will become due and payable without further action or notice. Holder of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture,

The Holders of a majority in aggregate principal amount then outstanding of the Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.

Section 6.03          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04          Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05          Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, or that may involve the Trustee in personal liability.

Section 6.06          Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a)            such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)            Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)            such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)            the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e)            during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, without the possession of any of the Notes or the production thereof in any proceeding related thereto, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee (including without limitation any amounts due to the Trustee pursuant to Section 7.07 hereof), its agents and counsel.

Section 6.09          Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10          Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:               to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:               to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:               to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article 7
TRUSTEE

Section 7.01          Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Except during the continuance of an Event of Default:

(1)            the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)            this Section 7.01(c) does not limit the effect of clause (b) of this Section 7.01;

(2)            the Trustee will not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)            the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

(d)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)            No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02          Rights of Trustee.

(a)            The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)            The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)            Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4 hereof. The Trustee shall not be deemed to have notice of a Default or an Event of Default unless a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default.

Section 7.03          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

Section 7.04          Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05          Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee’s receipt of notice of the occurrence of the Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06          [Reserved].

Section 7.07          Compensation and Indemnity.

(a)            The Company will pay to the Trustee from time to time reasonable compensation as is agreed to from time to time by the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except for any disbursements, advances or expenses as shall have been caused by the Trustee’s negligence or willful misconduct. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)            The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses (including without limitation reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable and documented costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable and documented fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)            The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)            To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in clauses (8) and (9) of Section 6.01(a) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08          Replacement of Trustee.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)            The Trustee may resign in writing at any time upon 30 days’ written notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)            the Trustee fails to comply with Section 7.10 hereof;

(2)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)            a custodian or public officer takes charge of the Trustee or its property; or

(4)            the Trustee becomes incapable of acting.

(c)            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10          Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

If this Indenture has been qualified under the TIA, this Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5) and such Trustee will be subject to TIA §310(b).

Article 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01          Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 hereof be applied with respect to the outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02          Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)            the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be from the trust referred to in Section 8.04 hereof;

(b)            the Company’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the Maintenance of an office or agency for payment and money for security payments held in trust under Article 2 and Section 4.02 hereof;

(c)            the rights, powers, trusts, immunities and indemnities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(d)            this Article 8 with respect to provisions relating to Legal Defeasance.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03          Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 hereof and clause (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3), (4), (5), (6), (7) and (10) hereof will not constitute Events of Default.

Section 8.04          Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(a)            The Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(b)            in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(1)            the Company has received from, or there has been published by, the Internal Revenue Service a ruling or law;

(2)            since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)            in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel, subject to customary assumptions and exceptions, reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from a failure to comply with Section 4.09 as a result of the borrowing of the funds required to effect such deposit and the granting of Liens in connection therewith);

(e)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(f)            the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by them with the intent of preferring the Holders of the Notes over any of the Company’s other creditors or with the intent of defeating, hindering, delaying or defrauding any of their other creditors or others; and

(g)            the Company must deliver to the Trustee an Officer’s Certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to the Notes have been complied with.

Section 8.05          Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06          Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07          Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees:

(a)            to cure any ambiguity, omission, mistake, defect, error or inconsistency;

(b)            to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees;

(c)            to provide for the assumption of the obligations of the Company or any Guarantor to Holders of the Notes in the case of a merger, amalgamation, consolidation or sale of all or substantially all of the Company’s assets or such Guarantor’s assets, as applicable;

(d)            to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the rights hereunder of any such Holder in any material respect;

(e)            to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture;

(f)            to provide for the issuance of exchange notes, if applicable;

(g)            to evidence and provide for the acceptance of an appointment of a successor Trustee;

(h)            to add Guarantees with respect to the Notes or to add covenants;

(i)            to conform this Indenture or the Notes to any such provision of the “Description of Notes” section of the Offering Memorandum;

(j)            to comply with requirements of the SEC in order to effect or maintain, to the extent this Indenture is qualified under the TIA, the qualification of this Indenture under the TIA;

(k)            to secure the Notes;

(l)            to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee;

(m)            to reduce the minimum denominations of the Notes; and

(n)            to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of Notes; provided however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (ii) such amendment does not adversely affect the rights of holders to transfer Notes in any material respect.

Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 7.02 hereof, and except as provided in the following sentence, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit F hereto and delivery of an Officer’s Certificate.

Section 9.02          With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.01, 3.03, 3.07 (regarding when notice of redemption is to be provided), 3.09, 4.10 and 4.14 hereof) and the Notes and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Note held by a nonconsenting Holder):

(a)            reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption (except with respect to when notice of redemption is to be provided to the Trustee or the Holders) of the Notes (except those provisions relating to Sections 4.10 and 4.14);

(c)            reduce the rate of or change the time for payment of interest on any Notes;

(d)         waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the Payment Default that resulted from such acceleration);

(e)            make any Note payable in money other than that stated in the Notes;

(f)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to institute suits for payments of principal of or interest on the Notes on or after the due dates therefor;

(g)            waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10 and 4.14);

(h)            release all or substantially all of the Guarantees of the Guarantors other than in accordance with the terms of this Indenture; or

(i)            make any change in the foregoing amendment and waiver provisions.

Upon the request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of the Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03          Compliance with Trust Indenture Act.

If this Indenture is qualified under the TIA, every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06          Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

Article 10
GUARANTEES

Section 10.01          Guarantee.

(a)            Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)            the principal of, premium, if any, on, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)            in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            Other than as provided for in Article 8 and Article 10 hereof, the Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except pursuant to Article 8 or Article 10 or by complete performance of the obligations contained in the Notes and this Indenture.

(c)            If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)            Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02          Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03          Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture, or a supplement hereto, will be executed on behalf of such Guarantor by one of its Officers (or, if an Officer is not available, by a board member or director) by manual or facsimile signature.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.15 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.15 hereof and this Article 10, to the extent applicable.

Section 10.04          Guarantors May Consolidate, etc., on Certain Terms.

Each Guarantor other than any Guarantor whose Guarantee is to be released in accordance with the terms of this Indenture will not consolidate, amalgamate or merge with or into (whether or not such Guarantor is the surviving entity) any Person other than the Company or another Guarantor or Restricted Subsidiary that becomes a Guarantor concurrently with the transaction (in each case, other than in accordance with Section 4.10 hereof) unless:

(1)            the Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Guarantor) is a corporation, limited partnership, limited liability company or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province thereof;

(2)            the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Guarantor) assumes all the obligations of the Guarantor pursuant to a supplemental indenture, under the Notes and this Indenture;

(3)            immediately after such transaction, no Default or Event of Default exists; and

(4)            the Guarantor or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Guarantor), has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, amalgamation or merger complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied;

provided, however, that clause (4) will not be applicable to any Guarantor consolidating with, merging or amalgamating into or transferring all or part of its properties and assets to the Company or any Guarantor.

Section 10.05          Releases.

The Guarantee of a Guarantor will be deemed automatically discharged and released:

(1)            in connection with any direct or indirect sale, conveyance or other disposition of the capital stock of that Guarantor (including by way of merger, amalgamation or consolidation) following which such Guarantor ceases to be a direct or indirect Subsidiary of the Company if such sale or disposition is made in compliance with Section 4.10 and either Section 10.04 or Section 5.01 or any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger, amalgamation or consolidation) to any Person other than to the Company or any Subsidiary of the Company;

(2)            if such Guarantor is dissolved or liquidated in accordance with the provisions of this Indenture;

(3)            if the Company designates any such Guarantor as an Unrestricted Subsidiary in compliance with the terms of this Indenture;

(4)            upon the transfer of such Guarantor in a transaction that (i) qualifies as a Permitted Investment or as a Restricted Payment that is not prohibited under Section 4.07 if following such transfer such Guarantor ceases to be a direct or indirect Restricted Subsidiary of the Company or (ii) following such transaction, such Guarantor is a Restricted Subsidiary that is not required to become a Guarantor pursuant to Section 4.15;

(5)            upon Legal Defeasance or satisfaction and discharge of this Indenture in accordance with Article 8 or Article 11 hereof, as applicable;

(6)            in the case of any Restricted Subsidiary which after the date of this Indenture is required to guarantee the Notes pursuant to Section 4.15, the release or discharge of the guarantee by such Restricted Subsidiary of all Indebtedness of the Company or any Restricted Subsidiary or the repayment of all the Indebtedness which resulted in an obligation to guarantee the Notes; or

(7)            with the consent of the requisite Holders of the Notes in accordance with the provisions under Article 9, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes.

Any Guarantor not released from its obligations under its Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

Article 11
Satisfaction and Discharge

Section 11.01          Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder when:

(a)            either:

(1)            all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(2)            all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or, within one year will become due and payable or subject to redemption as set forth in Section 3.07 hereof and the Company has irrevocably deposited or caused to be deposited with the Trustee U.S. dollars, non-callable Government Securities, or a combination thereof, in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable written instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b)            the Company or any Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Company; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (subject to customary assumptions and exceptions) stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02          Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article 12
MISCELLANEOUS

Section 12.01          Trust Indenture Act Controls.

If this Indenture is qualified under the TIA and any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 12.02          Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic image scan or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Six Flags Entertainment Corporation
1000 Ballpark Way, Suite 400
Arlington, Texas 76011
Facsimile No.: (972) 606-0275
Attention: Chief Financial Officer

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 N Upper Wacker Drive

Chicago, IL 60606

Attention: Shilpi Gupta

If to the Trustee:

U.S. Bank Trust Company, National Association
Global Corporate Trust Services
333 Commerce Street, Suite 800
Nashville, Tennessee 37201
Facsimile No.: (615) 251-0737
Attention: Wally Jones

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date on which publication was made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or electronic image scan; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall also be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder will be mailed by first class mail, by overnight air courier guaranteeing next day delivery or other equivalent means in accordance with the accepted procedures of DTC to its address shown on the security register kept by the Registrar. Failure to mail or send by electronic transmission (for Notes held in book-entry form) a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or sent by electronic transmission (for Notes held in book-entry form) in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary, including by electronic mail in accordance with accepted practices at the Depositary.

Section 12.03          [Reserved].

Section 12.04          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)            an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)            an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 12.05          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with,

provided, however, that an issuer of an Opinion of Counsel may reasonably rely as to any matter of fact on an Officer’s Certificate or a certificate of a public official.

Section 12.06          Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07          No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, owner, officer, employee, incorporator or stockholder of the Company or any of its Restricted Subsidiaries or Affiliates, as such, will have any liability for any obligations of the Company or any of its Restricted Subsidiaries or Affiliates under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08          Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09          No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10          Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11          Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12          Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic image scan shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic image scan shall be deemed to be their original signatures for all purposes.

Section 12.13          Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14          Payment Date Other Than a Business Day.

If any payment with respect to any principal of, premium on, if any, on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

[Signatures on following pages]

Dated as of May 3, 2023

SIX FLAGS ENTERTAINMENT CORPORATION

By:	/s/ Gary Mick
	Name:	Gary Mick
	Title:	Chief Financial Officer

Signature Page to Indenture

FIESTA TEXAS, INC.
FUNTIME, INC.
FUNTIME PARKS, INC.
GREAT AMERICA LLC
GREAT ESCAPE HOLDING INC.
HURRICANE HARBOR GP LLC
HURRICANE HARBOR LP LLC
MAGIC MOUNTAIN LLC
PARK MANAGEMENT CORP.
PREMIER INTERNATIONAL HOLDINGS INC.
PREMIER PARKS HOLDINGS INC.
RIVERSIDE PARK ENTERPRISES, INC.
SF GREAT AMERICA HOLDING LLC
SIX FLAGS AMERICA INC.
SIX FLAGS AMERICA PROPERTY CORPORATION
SIX FLAGS GREAT ADVENTURE LLC
SIX FLAGS INTERNATIONAL DEVELOPMENT CO.
SIX FLAGS OPERATIONS, INC.
SIX FLAGS SERVICES, INC.
SIX FLAGS SERVICES OF ILLINOIS, INC.
SIX FLAGS ST. LOUIS LLC
SIX FLAGS THEME PARKS INC.
STUART AMUSEMENT COMPANY
SIX FLAGS CONCORD LLC
SIX FLAGS PHOENIX LLC
SIX FLAGS FRONTIER LLC
SIX FLAGS DARIEN LLC
SIX FLAGS DARIEN SEASONAL LLC
SIX FLAGS SPLASHTOWN LLC
SIX FLAGS WW BAY LLC
HWP DEVELOPMENT LLC
HWP DEVELOPMENT HOLDINGS LLC
SIX FLAGS MW LLC
SIX FLAGS ECOMMERCE LLC

By	/s/ Gary Mick
	Name:	Gary Mick
	Title:	Chief Financial Officer

Signature Page to Indenture

HURRICANE HARBOR LP

By: Hurricane Harbor GP LLC, its General Partner

By	/s/ Gary Mick
	Name:	Gary Mick
	Title:	Chief Financial Officer

SIX FLAGS AMERICA LP

By: Funtime, Inc., its General Partner

By	/s/ Gary Mick
	Name:	Gary Mick
	Title:	Chief Financial Officer

SIX FLAGS GREAT ESCAPE L.P.
GREAT ESCAPE THEME PARK L.P.
GREAT ESCAPE RIDES L.P.

By: Great Escape Holding Inc., their General Partner

By	/s/ Gary Mick
	Name:	Gary Mick
	Title:	Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Wally Jones
	Name:	Wally Jones
	Title:	Vice President

Signature Page to Indenture

EXHIBIT A

[Face of Note]

CUSIP/CINS ____________

7.250% Senior Notes due 2031

No. ___	$____________

SIX FLAGS ENTERTAINMENT CORPORATION

promises to pay to                or registered assigns,

the principal sum of _______________________ DOLLARS on May 15, 2031.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated: _______________, 2023

SIX FLAGS ENTERTAINMENT CORPORATION

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Back of Note]

7.250% Senior Notes due 2031

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)            Interest. Six Flags Entertainment Corporation, a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 7.250% per annum from ___________, ___ until maturity. The Company will pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be ___________, ___.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)            Method of Payment. The Company will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)            Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)            Indenture. The Company issued the Notes under an Indenture dated as of May 3, 2023 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)            Optional Redemption.

(a)            At any time and from time to time prior to May 15, 2026, the Company may at its option redeem up to 40% of the aggregate principal amount of the Notes outstanding (which includes Additional Notes, if any), at a redemption price equal to 107.250% of the principal amount thereof on the redemption date, together with accrued and unpaid interest to, but not including such redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive payments of interest on the related interest payment date), with an amount of cash equal to the net cash proceeds of an Equity Offering of the Company; provided that:

(i)            at least 50% in aggregate principal amount of the Notes originally issued (calculated after giving effect to any issuance of any Additional Notes but excluding any Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)            such redemption occurs no later than the 180th day following such Equity Offering.

(b)            At any time and from time to time prior to May 15, 2026, the Company may redeem all or any portion of the Notes outstanding (which includes Additional Notes, if any) at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to, but not including, such redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive payments of interest on the related interest payment date), plus the Make Whole Amount.

(c)            Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to May 15, 2026.

(d)            On or after May 15, 2026, the Notes will be subject to redemption at the Company’s option, in whole or in part, upon not less than 10 days nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to, but not including, the applicable redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on May 15 of the years indicated below:

Year	Percentage
2026	103.625%
2027	101.813%
2028 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(e)            Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer or Excess Proceeds Offer (each as defined below), if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 15 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption.

(6)            Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)            Repurchase at the Option of Holder.

(a)            Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased, together with accrued and unpaid interest on the Notes repurchased to the date of repurchase, subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, unless (i) a third party makes the Change of Control Offer, (ii) the Company has previously or concurrently elected to redeem the Notes as set forth in Section 3.07 of the Indenture or (iii) the Company’s obligations under the Indenture are defeased as described under Article 11 of the Indenture, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)            Following the occurrence of certain Asset Sales, the Company may be required to offer or repurchase the Notes as required by the Indenture (the “Excess Proceeds Offer”).

(8)            Notice of Redemption. At least 10 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by electronic submission (for Notes held in book-entry form) or by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at the address of such holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9)            Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)          Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)          Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any Holder of Notes, the Indenture, the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, omission, mistake, defect, error or inconsistency or reduce the minimum denomination of the Notes, to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, to provide for the assumption of the obligations of the Company or any Guarantor to holders of the Notes in the case of a merger, amalgamation, consolidation or sale of all or substantially all of the Company’s assets or such Guarantor’s assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the rights under the Indenture of any such Holder in any material respect, to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture, to provide for the issuance of exchange Notes, to evidence and provide for the acceptance of an appointment of a successor trustee, to add Guarantees with respect to the Notes or to add covenants, to conform the Notes to the “Description of Notes” section of the Offering Memorandum, to comply with requirements of the SEC in order to effect or maintain (to the extent applicable) the qualification of the Indenture under the TIA, to secure the Notes, to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee, or to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act (as defined in the Indenture) or any other applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Notes in any material respect.

(12)          Defaults and Remedies. The Notes are subject to the Defaults and Events of Default set forth in Section 6.01 of the Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an offer to purchase), provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, which statement will describe any Default or Event of Default that occurred during the previous fiscal year, its status and the action the Company is taking or proposes to take with respect thereto.

(13)          Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)          No Recourse Against Others. No director, owner, officer, employee, incorporator or stockholder of the Company or any of its Restricted Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Company or any of its Restricted Subsidiaries or Affiliates under this Note, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

(15)          Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)          Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)          CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)          GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Six Flags Entertainment Corporation
1000 Ballpark Way, Suite 400
Arlington, Texas 76011
Facsimile No.: (972) 606-0275
Attention: Chief Financial Officer

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                                                              (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

Your Signature:
(Sign exactly as your name appears
on the face of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10                   ☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _______________

Your Signature:
(Sign exactly as your name appears
on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Six Flags Entertainment Corporation
1000 Ballpark Way, Suite 400
Arlington, Texas 76011

U.S. Bank Trust Company, National Association
Global Corporate Trust Services
333 Commerce Street, Suite 800
Nashville, Tennessee 37201
Attention: Wally Jones

Re: 7.250% Senior Notes due 2031

Reference is hereby made to the Indenture, dated as of May 3, 2023 (the “Indenture”), among Six Flags Entertainment Corporation, as issuer (the “Company”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.            The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           ☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iii)	☐ IAI Global Note (CUSIP _________); or

(b)  ☐    a Restricted Definitive Note.

2.            After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐     a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iii)	☐ IAI Global Note (CUSIP _________); or

(iv)	☐ Unrestricted Global Note (CUSIP _________); or

(b) ☐    a Restricted Definitive Note; or

(c) ☐    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Six Flags Entertainment Corporation
1000 Ballpark Way, Suite 400
Arlington, Texas 76011

U.S. Bank Trust Company, National Association
Global Corporate Trust Services
333 Commerce Street, Suite 800
Nashville, Tennessee 37201
Attention: Wally Jones

Re: 7.250% Senior Notes due 2031

(CUSIP [       ])

Reference is hereby made to the Indenture, dated as of May 3, 2023 (the “Indenture”), among Six Flags Entertainment Corporation, as issuer (the “Company”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.            Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.            Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Six Flags Entertainment Corporation
1000 Ballpark Way, Suite 400
Arlington, Texas 76011

U.S. Bank Trust Company, National Association
Global Corporate Trust Services
333 Commerce Street, Suite 800
Nashville, Tennessee 37201

Re: 7.250% Senior Notes due 2031

Reference is hereby made to the Indenture, dated as of May 3, 2023 (the “Indenture”), among Six Flags Entertainment Corporation, as issuer (the “Company”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1.            We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.            We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.            We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.            We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

D-2

EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 3, 2023 (the “Indenture”) among Six Flags Entertainment Corporation, (the “Company”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), (a) the principal of, premium, if any, on, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor(s)]

By:
Name:
Title:

E-1

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, between __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Six Flags Entertainment Corporation (or its permitted successor), a Delaware corporation (the “Company”) and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 3, 2023 providing for the issuance of 7.250% Senior Notes due 2031 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

4.            No Recourse Against Others. No director, owner, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary or its Affiliates, as such, shall have any liability for any obligations of the Guaranteeing Subsidiary or its Affiliates under the Note, this Supplemental Indenture, the Guarantees or Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.            NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

F-1

7.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.          The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

F-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________,

[Guaranteeing Subsidiary]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

F-3